Certain identified information in this Agreement denoted with “[***]” has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and of the type that the registrant treats as private and confidential.

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

Exhibit 10.13

AFFILIATE SUPPORT, SHARE RETENTION AND SUBORDINATION AGREEMENT

October 28, 2024

among

LITHIUM AMERICAS CORP.,

1339480 B.C. LTD.,

LITHIUM NEVADA CORP.,

KV PROJECT LLC,

UNITED STATES DEPARTMENT OF ENERGY

and

CITIBANK, N.A.,
as Collateral Agent

TABLE OF CONTENTS

i	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

ii	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

iii	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

SIGNATORIES

iv	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

EXHIBIT AND SCHEDULES

Exhibit A	Form of Compliance Certificate

Exhibit B	Form of Letter of Credit

Schedule A	Notices

Schedule B	Capitalization Table

Schedule C	Location of Books and Records

v	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

AFFILIATE SUPPORT, SHARE RETENTION AND SUBORDINATION AGREEMENT, dated October 28, 2024 (this “Agreement”), by and among LITHIUM AMERICAS CORP., a corporation organized and existing under the laws of the Province of British Columbia, Canada (the “Sponsor”), 1339480 B.C. LTD., a corporation organized and existing under the laws of the Province of British Columbia, Canada (the “Direct Parent” and together with the Sponsor, the “Sponsor Entities”, and each a “Sponsor Entity”), LITHIUM NEVADA CORP., a corporation organized and existing under the laws of the State of Nevada (the “Borrower”), KV PROJECT LLC, a limited liability company organized and existing under the laws of the State of Nevada (the “Subsidiary Guarantor” and, collectively with the Sponsor Entities, the “Borrower Affiliates”, and, collectively with the Sponsor Entities and the Borrower, the “Borrower Entities”), CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as collateral agent for the Secured Parties (the “Collateral Agent”), and the UNITED STATES DEPARTMENT OF ENERGY, an agency of the United States of America (“DOE”).

RECITALS

A.
DOE has been authorized to arrange for FFB to make loans to manufacturers of advanced technology vehicles and components pursuant to the ATVM Program, as set forth in the ATVM Statute.
B.
The Borrower has undertaken the ownership, permitting, development, design, engineering, procurement, construction, construction management, startup and commissioning, testing, installation, repair, management, maintenance and operation of (a) a lithium mine located on public lands administered by the U.S. Bureau of Land Management in Humboldt County, Nevada known as “Thacker Pass” (the “Mine”); (b) a co-located facility for processing of lithium with a nameplate design capacity of 40,000 tonnes per annum of battery-grade lithium carbonate (the “Processing Facility”); and (c) other associated infrastructure (including a transloading terminal to be located in Winnemucca, Nevada, which will receive by rail and transload to trucks certain raw materials for the Project, power transmission lines, other utility facilities, and easements and rights-of way related to the foregoing) (the “Related Infrastructure” and, together with the Mine and the Processing Facility, the “Project”).
C.
As of the date of this Agreement, the Sponsor directly owns one hundred percent (100%) of the Equity Interests of the Direct Parent, the Direct Parent directly owns one hundred percent (100%) of the Equity Interests of the Borrower and the Borrower directly owns one hundred percent (100%) of the Equity Interests in the Subsidiary Guarantor.
D.
To finance the construction of the Processing Facility, on or about the date hereof, the Borrower and DOE entered into the Loan Arrangement and Reimbursement Agreement (the “LARA”) pursuant to which DOE agreed to arrange for FFB to purchase a certain Note from the Borrower and to make Advances from time to time thereunder, in each case, upon the terms and subject to the conditions of and the LARA and other Financing Documents.
E.
In consideration for DOE entering into the LARA: (a) each Borrower Entity has agreed to comply with the obligations and covenants set forth herein; and (b) the Sponsor has agreed to: (i) make each Equity Contribution as and when required pursuant to the terms hereof; and (ii) unconditionally and irrevocably guarantee certain obligations of the Borrower Entities related to completion of the Project and the payment of Secured Obligations.
F.
The undertaking of this Agreement by the Borrower Entities will provide substantial benefit, directly or indirectly, to the Sponsor, and the other Borrower Entities, and it is necessary or convenient to the conduct, promotion, or attainment of the business of the Sponsor and the other Borrower Entities.

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G.
It is a condition precedent to the execution of the LARA and making of each Advance from time to time that the Borrower Entities shall have executed and delivered this Agreement and that it otherwise remains in full force and effect.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I (Definitions) to the LARA. The rules of construction set forth in Section 1.02 (Other Rules of Construction) of the LARA shall apply mutatis mutandis to this Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Additional Equity Contributions” means any Cash Contribution funded by or on behalf of the Sponsor to the Borrower, at the Sponsor’s discretion, other than any Base Equity Contribution or any Funded Completion Support Commitment.

“Affiliate Guarantee” means, collectively:

(a)
the Sponsor Debt Guarantee;
(b)
the Project Completion Guarantee; and
(c)
the Subsidiary Debt Guarantee.

“Affiliate Payment” has the meaning given to such term in Section 3.07(a) (Contribution).

“Agreement” has the meaning given to such term in the preamble hereto.

“Allocable Amount” has the meaning given to such term in Section 3.07(b) (Contribution).

“Base Equity Account” has the meaning given to such term in the Accounts Agreement.

“Base Equity Commitment” means one billion one hundred ninety-five million nine hundred twenty-five thousand eight hundred and ninety-nine Dollars ($1,195,925,899).

“Base Equity Contributions” has the meaning given to such term in Section 2.01 (Base Equity Contributions).

“Borrower” has the meaning given to such term in the preamble.

“Borrower Affiliates” has the meaning given to such term in the preamble.

“Borrower Entities” has the meaning given to such term in the preamble.

“Canadian PPSA” means the Personal Property Security Act (British Columbia) or the Securities Transfer Act, 2007 (British Columbia).

2	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

“Cash Contribution” means the deposit of immediately available funds in Dollars, related to: (a) a subscription of Equity Interests; or (b) any Permitted Subordinated Loans, in each case, into a designated Project Account.

“Collateral Agent” has the meaning given to such term in the preamble.

“Compliance Certificate” has the meaning given to such term in Section 7.02(c) (Compliance Certificates).

“Construction Contingency Reserve Account” has the meaning given to such term in the Accounts Agreement.

“Debtor Relief Law” means any bankruptcy laws and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the United States, any state or other subdivision thereof or other applicable jurisdictions in effect from time to time.

“Direct Parent” has the meaning given to such term in the preamble hereto.

“DOE” has the meaning given to such term in the preamble hereto.

“Equity” means funds consisting of subscriptions and contributions to the Equity Interests of the Borrower.

“Equity Contribution” means, as the context may require:

(a)
any Base Equity Contribution; and
(b)
any Funded Completion Support Contribution.

“Equity Funding Commitment” means:

(a)
the Base Equity Commitment; and
(b)
the Funded Completion Support Commitment, as the context may require.

“Equity Support L/C” means any Acceptable Letter of Credit delivered by the Sponsor with respect to its obligation to fund Equity Contributions.

“Expropriation Event” means any event or circumstance in which any Governmental Authority condemns, nationalizes, seizes or otherwise expropriates:

(a)
all or any material part of the Project or other assets of the Borrower; or
(b)
all or any part of the Equity Interest of any Borrower Entity owned by any Sponsor Entity or any of their respective Affiliates.

“Fund Party” means, with respect to an investment fund, such fund’s general partner, managing member, investment manager and/or fund administrator, as applicable.

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“Funded Completion Support Amount” means with respect to:

(a)
the period from the First Advance Date until and including Total Plant Transfer, one hundred eighty-two million six hundred seven thousand and two hundred fifty-four Dollars and forty-three cents ($182,607,254.43);
(b)
from the period from Total Plant Transfer until and including the Substantial Completion Date, one hundred ninety-six million two hundred seventy-eight thousand seven hundred and sixty-eight Dollars and fifty-four cents ($196,278,768.54); and
(c)
the period beginning on the date immediately following the Substantial Completion Date until the Project Completion Date, sixty-eight million eight hundred eighty-seven thousand four hundred and sixty-four Dollars and nineteen cents ($68,887,464.19).

“Funded Completion Support Commitment” means, as of the First Advance Date, the Funded Completion Support Amount less the amount of any Funded Completion Support Contributions funded by or on behalf of the Sponsor at or prior to the First Advance Date and as otherwise reduced or adjusted pursuant to Section 2.05(b) (Release of Equity Funding Commitments).

“Funded Completion Support Contributions” has the meaning given to such term in Section 2.02(a) (Funded Completion Support Contributions).

“Guaranteed Obligations” means, collectively:

(a)
the Project Completion Guaranteed Obligations;
(b)
the Sponsor Guaranteed Debt Obligations; and
(c)
the Subsidiary Guaranteed Debt Obligations.

“Guarantors” means, collectively, (a) the Sponsor with respect to the Project Completion Guaranteed Obligations and the Sponsor Guaranteed Debt Obligations, and (b) the Subsidiary Guarantor with respect to the Subsidiary Guaranteed Debt Obligations.

“Identified Cost Overrun Amount” has the meaning given to such term in Section 2.05(b) (Release of Equity Funding Commitments).

“Indemnity Claims” has the meaning given to such term in Section 10.07(a)(v) (Indemnification).

“IT System” means the information technology (including data communications systems, equipment and devices) used in the business of any Borrower Affiliate in connection with the Project, or sublicenses or otherwise makes available to the Borrower.

“LARA” has the meaning given to such term in the Recitals.

“Mine” has the meaning given to such term in the Recitals.

“Minimum Liquidity Requirement” has the meaning given to such term in Section 7.01 (Financial Covenants).

“Non-Recourse Parties” has the meaning given to such term in Section 10.08 (Limitation on Liability).

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“Processing Facility” has the meaning given to such term in the Recitals.

“Project” has the meaning given to such term in the Recitals.

“Project Completion Guarantee” has the meaning given to such term in Section 3.01(a)(i) (Affiliate Guarantees).

“Project Completion Guaranteed Obligations” means the full and prompt payment and performance when due of all Pre-Completion Costs prior to the Project Completion Date.

“Qualified Investment Fund” means an investment fund in relation to which:

(a)
such fund and each of its Fund Parties have provided all requested documentation and other information related to, and have otherwise satisfied, the “know your customer” due diligence requirements of each Secured Party pursuant to its policies; and
(b)
the relevant Fund Parties have certified in writing, to the satisfaction of DOE, that:
(i)
due diligence on the fund’s limited partners, members, or shareholders has been performed in accordance with the fund’s anti-money laundering and “know your customer” policies that are consistent with applicable legislation, regulations or industry guidelines;
(ii)
the Fund Parties have developed and will maintain due diligence policies and procedures for prospective members or shareholders in accordance with the fund’s anti-money laundering and “know your customer” policies that are consistent with applicable legislation, regulations or industry guidelines;
(iii)
none of the Fund Parties being reviewed is a Prohibited Person; and
(iv)
no ultimate beneficial owner in any such Fund Party, together with its Controlled Affiliates, owns in the aggregate ten percent (10%) or more of the direct or indirect equity interests in the Borrower.

“Qualified Public Company Shareholder” means each Person that holds, directly or indirectly, shares in a company, which shares are not restricted or closely held, but are freely available to the public for trading on any national securities exchange approved by or registered with the competent securities regulator of the relevant country.

“Qualified Transferee” means any Transferee that holds, directly or indirectly, any Equity Interests or ownership interest, as a Qualified Public Company Shareholder or through a Qualified Investment Fund.

“Ramp-Up Reserve Account” has the meaning given to such term in the Accounts Agreement.

“Reduction Certificate” means a reduction certificate substantially in the form of Exhibit E to the form of Acceptable Letter of Credit attached hereto as Exhibit B (Form of Letter of Credit).

“Related Infrastructure” has the meaning given to such term in the Recitals.

“Released Funded Completion Support” has the meaning given to such term in Section 2.05(b) (Release of Equity Funding Commitments).

5	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

“Released Funded Completion Support Amount” has the meaning given to such term in Section 2.05(b) (Release of Equity Funding Commitments).

“Required Borrower Affiliate Approvals” has the meaning given to such term in Section 6.06(a) (Required Approvals).

“Sponsor” has the meaning given to such term in the preamble hereto.

“Sponsor Debt Guarantee” has the meaning given to such term in Section 3.01(a)(ii) (Affiliate Guarantees).

“Sponsor Entities” has the meaning given to such term in the preamble.

“Sponsor Entity Security” has the meaning given to such term in Section 9.16(a) (Assignment and Grant of Security Interest by the Sponsor Entities).

“Sponsor Entity Security Proceeds” means all monies due and to become due to the Collateral Agent for the benefit of the Secured Parties from any Sponsor Entity Security, which shall include:

(a)
all accounts, contract rights, all rights and benefits whatsoever accruing to it under the Sponsor Entity Security;
(b)
all payments made or payable to any Sponsor Entity in connection with any requisition, confiscation, condemnation, seizure, taking or forfeiture of all or any part of the Sponsor Entity Security by any Governmental Authority;
(c)
any and all other amounts from time to time paid or payable under or in connection with any of the Sponsor Entity Security; and
(d)
all “proceeds” (as defined in the UCC or in the Personal Property Security Act of the Province of British Columbia, Canada, as applicable) of the Sponsor Entity Security.

“Sponsor Guaranteed Debt Obligations” means the full and prompt payment and performance when due of all Secured Obligations (whether at stated maturity, by required prepayment, declaration, demand, upon acceleration or otherwise), now or hereafter existing, including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

“Subsidiary Debt Guarantee” has the meaning given to such term in Section 3.01(b) (Affiliate Guarantees).

“Subsidiary Guaranteed Debt Obligations” means the full and prompt payment and performance when due of all Secured Obligations (whether at stated maturity, by required prepayment, declaration, demand, upon acceleration or otherwise), now or hereafter existing, including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

“Subsidiary Guarantor” has the meaning given to such term in the preamble.

6	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

“Subordinated Debt” means any Indebtedness and other obligations of the Borrower to any Sponsor Entity in respect of any Permitted Subordinated Loans, but for the avoidance of doubt not including any obligations under the Affiliate Indemnification Agreement or any other agreement, contract or Project Document between Borrower and an Affiliate entered into in accordance with the LARA.

“Support Obligations” means all obligations of the Borrower Entities under this Agreement, including with respect to any required Equity Contribution or Guaranteed Obligation.

“Transfer” means, with respect to any capital stock, any direct or indirect issuance, sale, assignment, exchange, conveyance or other transfer thereof, whether by agreement, operation of law or otherwise (and the verb “Transfer” and the nouns “Transferor” and “Transferee” shall be construed accordingly).

Article II

EQUITY FUNDING

Section 2.01 Base Equity Contributions.

(a)
On or prior to the First Advance Date, the Sponsor shall:
(i)
make Cash Contributions; or
(ii)
to the extent not exceeding one hundred sixty-four million nine hundred forty-eight thousand Dollars ($164,948,000), to be used for the payment of non-Eligible Project Costs, the Workforce Hub, the HEC Substations and the Segregated Transmission Line, and not yet applied towards such Project Costs, provide an Equity Support L/C in accordance with the terms herein;
(iii)
in each case, fund to the Borrower, in an aggregate amount equal to the Base Equity Commitment (the “Base Equity Contributions”) in accordance with Section 2.03 (Method of Contribution).
(b)
Without limiting or modifying any other provision of this Agreement or any other Financing Document, the Sponsor shall have the right, but shall not be obligated, to make Additional Equity Contributions to the Borrower; provided that the Sponsor shall provide DOE with written notice of any Additional Equity Contribution within five (5) Business Days after such Additional Equity Contribution is made, including details as to the amount of such Additional Equity Contribution and the proposed use of proceeds thereof.

Section 2.02 Funded Completion Support Contributions.

(a)
On or prior to the First Advance Date, the Sponsor shall:
(i)
make Cash Contributions;
(ii)
provide an Equity Support L/C in accordance with the terms herein; or
(iii)
fund through any combination of the foregoing;

in each case, in an amount equal to the Funded Completion Support Commitment (the “Funded Completion Support Contributions”) in accordance with Section 2.03 (Method of Contribution).

7	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

(b)
Without prejudice to the Guaranteed Obligations and any other obligation of the Sponsor hereunder, if, at any time following the First Advance Date, DOE determines that there are any Cost Overruns then due and payable, then DOE shall have the right to instruct the Collateral Agent to apply the Funded Completion Support Contributions to fund such Cost Overruns either:
(i)
in the case such Funded Completion Support Contributions were funded in cash, by transferring such funds to the Construction Contingency Reserve Account in accordance with the Accounts Agreement; or
(ii)
in the case such Funded Completion Support Contributions were funded by an Equity Support L/C, by drawing on such Equity Support L/C in accordance with the Accounts Agreement.

Section 2.03 Method of Contribution.

(a)
All Equity Contributions required to be made by the Sponsor hereunder shall be made by Cash Contributions (or to the extent permitted hereunder, by providing an Equity Support L/C) for deposit into:
(i)
with respect to any Base Equity Contributions, the Base Equity Account for application in accordance with the Accounts Agreement; and
(ii)
with respect to any Funded Completion Support Contributions, the Construction Contingency Reserve Account and the Ramp-Up Reserve Account, as applicable, for application in accordance with the Accounts Agreement.
(b)
The Sponsor shall, to the extent permitted by Applicable Law, be entitled to fund any required Equity Contribution to the Borrower:
(i)
through the funding of Equity to the Borrower;
(ii)
through the making of a Permitted Subordinated Loan directly to the Borrower; provided, that any such Permitted Subordinated Loan shall comply with the requirements set forth in Section 8.04 (Permitted Subordinated Loan); or
(iii)
through any combination of the foregoing.
(c)
Without prejudice to the Guaranteed Obligations and any other obligation of the Sponsor hereunder, if, at any time, DOE determines that any Equity Contribution by the Sponsor is less than the amount of Equity Contributions the Sponsor is then required to fund under the provisions of this Agreement, DOE shall instruct the Collateral Agent to:
(i)
first, draw on any Equity Support L/C provided as support for such Equity Contribution; and
(ii)
second, to the extent that such Equity Support L/C shall be insufficient or no such Equity Support L/C shall have been provided, give notice to the Sponsor demanding payment of an amount equal to such insufficiency, and upon receipt of such notice the Sponsor shall within ten (10) Business Days make a Cash Contribution for deposit in the Base Equity Account, the Construction

8	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

Contingency Reserve Account or the Ramp-Up Reserve Account, as applicable, in an amount equal to the lesser of:
(A)
the amount of such insufficiency; and
(B)
the then-remaining amount of the relevant Equity Funding Commitment.
(d)
Unless the Borrower consummates a Disposition of the Subsidiary Guarantor in accordance with Schedule 9.03 (Specified Permitted Dispositions) of the LARA, the Borrower shall, to the extent permitted by Applicable Law, be entitled to provide funds to the Subsidiary Guarantor for purposes of maintaining (but not developing or exploiting) the KVP Mining Claims and to pay costs associated with the maintenance thereof, which, if constituting Indebtedness owed to the Borrower, shall not be subject to the subordination provisions of this Agreement.
(e)
No Sponsor Entity shall be permitted to provide any funds constituting Indebtedness (including Permitted Subordinated Loans) to the Subsidiary Guarantor.

Section 2.04 Equity Support L/Cs.

(a)
DOE shall be entitled to instruct the Collateral Agent to draw, on demand, any Equity Support L/C provided by the Sponsor hereunder to fund any shortfall (to the extent of such shortfall) in the amount of any Equity Contribution required in accordance with the terms hereof for deposit into:
(i)
with respect to any Funded Completion Support Contributions in respect of Project Costs, the Construction Contingency Reserve Account for application in accordance with the Accounts Agreement; and
(ii)
with respect to any Funded Completion Support Contributions in respect of Ramp-Up Costs, the Ramp-Up Reserve Account for application in accordance with the Accounts Agreement.
(b)
If, at any time, the provider of any Equity Support L/C provided by the Sponsor hereunder ceases to be an Acceptable Bank and such Equity Support L/C is not replaced by the Sponsor with an equivalent Equity Support L/C provided by an Acceptable Bank within ten (10) Business Days, then DOE may direct the Collateral Agent to, and no later than the Business Day following receipt of such direction, the Collateral Agent shall, draw down the full amount available thereunder and deposit such amount in the relevant Project Account in accordance with the Accounts Agreement.
(c)
Upon any reduction of any Equity Funding Commitment pursuant to this Agreement, upon the request of the Sponsor, DOE shall instruct the Collateral Agent to deliver a duly executed Reduction Certificate to the issuer of any Equity Support L/C (with a copy to the Sponsor), such that (after giving effect thereto) the face amount of any remaining Equity Support L/C available to be drawn is equal to, in the aggregate, the then-outstanding Equity Funding Commitment of the Sponsor.

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Section 2.05 Release of Equity Funding Commitments.

(a)
The obligation of the Sponsor to fund any Equity Contribution shall terminate upon the Project Completion Date.
(b)
The Funded Completion Support Commitment shall be released in full (including with respect to amounts on deposit in the Construction Contingency Reserve Account, the Ramp-Up Reserve Account or the amount of any Equity Support L/C, as applicable) upon the Project Completion Date (the Funded Completion Support Commitment released pursuant to this Section 2.05(b) (Release of Equity Funding Commitments), the “Released Funded Completion Support”, and the amount of the Funded Completion Support Commitment so released, the “Released Funded Completion Support Amount”); provided, that if at the date of any reduction or release of the Funded Completion Support Commitment pursuant to this Section 2.05(b) (Release of Equity Funding Commitments), any Cost Overruns in excess of the Cost Overruns supported by the Funded Completion Support Commitment have been incurred or are reasonably expected to be incurred (as confirmed by the Independent Engineer) and have not been adequately funded by the Sponsor (such amount, the “Identified Cost Overrun Amount”), then, the remaining Funded Completion Support Amount (as confirmed by the Independent Engineer) shall be allocated as additional Funded Completion Support Contributions in an amount up to the applicable Identified Cost Overrun Amount.

Section 2.06 No Limitation. No provision of funds by the Sponsor pursuant to Section 2.01 (Base Equity Contributions), Section 2.02 (Funded Completion Support Contributions) and Section 2.03 (Method of Contribution) shall limit or in any way reduce its obligations to provide funds under any other provisions of this Agreement or any other Financing Document.

Article III

AFFILIATE GUARANTEES

Section 3.01 Affiliate Guarantees.

(a)
The Sponsor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not as surety, to the Secured Parties:
(i)
the Project Completion Guaranteed Obligations (such guarantee, the “Project Completion Guarantee”); and
(ii)
the Sponsor Guaranteed Debt Obligations (such guarantee, the “Sponsor Debt Guarantee”); and
(b)
The Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not as surety, to the Secured Parties, the Subsidiary Guaranteed Debt Obligations (such guarantee, the “Subsidiary Debt Guarantee”).

Section 3.02 Nature of Guaranty. The obligations of each Guarantor under its respective Affiliate Guarantees shall constitute a guaranty of payment and performance, as applicable, when due and not of collection. Each Guarantor specifically agrees that it shall not be necessary or required that the Secured Parties exercise any right, assert any claim or enforce any remedy whatsoever against the Borrower or any other Borrower Entity, either before or as a condition to the obligations of such Guarantor hereunder;

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provided, that each Guarantor shall have the benefit of and the right to assert any defenses against the claims of the Secured Parties which are available to the Borrower or any other Borrower Entity, as applicable, and which would have also been available to such Guarantor, if such Guarantor had been in the same contractual position as the Borrower or any other Borrower Entity, as applicable, other than:

(a)
defenses arising from the insolvency, reorganization or bankruptcy of such Guarantor or any Borrower Entity;
(b)
defenses expressly waived herein;
(c)
defenses arising by reason of:
(i)
a Borrower Entity’s direct or indirect ownership interests, as applicable, in the Borrower; or
(ii)
Applicable Laws that prevent the payment by any Borrower Entity of obligations that constitute Guaranteed Obligations; and
(d)
defenses previously asserted by any Borrower Entity against such claims to the extent such defenses have been finally resolved in favor of any Secured Party by a court order, arbitral tribunal or settlement that is, in each case, no longer subject to appeal.

Section 3.03 Unconditional Obligations.

(a)
The Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty by each Guarantor and this Article III (Affiliate Guarantees).
(b)
The obligations of each Guarantor under this Article III (Affiliate Guarantees) are independent of any other obligations of such Guarantor and any other Borrower Entity under the Financing Documents, and an action may be brought and prosecuted against such Guarantor to enforce the applicable Guaranteed Obligations hereunder, irrespective of whether any action is brought against any other Borrower Entity or whether any other Borrower Entity is joined in any such action or actions. The liability of each Guarantor with respect to its Guaranteed Obligations hereunder shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than satisfaction in full of such Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees to waive defenses it may now or hereafter have in any way relating to any or all of the following:
(i)
any lack of validity or enforceability of the applicable Guaranteed Obligations, any Financing Document or any agreement or instrument relating thereto;
(ii)
any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, any Financing Document or any of the applicable Guaranteed Obligations, without notice or demand;

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(iii)
any manner of application of collateral, or proceeds thereof, to all or any of the applicable Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the applicable Guaranteed Obligations;
(iv)
any change or corporate restructuring of such Guarantor, any other Borrower Entity or any of their respective Subsidiaries;
(v)
any change in the time, manner or place of payment of, or in any other term of, all or any of the applicable Guaranteed Obligations or any amendment, release, discharge, substitution or waiver of any Financing Document or any of the applicable Guaranteed Obligations;
(vi)
the acceptance of any other guaranties or security for any of the applicable Guaranteed Obligations;
(vii)
the payment by any other Person of a portion, but not all, of the applicable Guaranteed Obligations;
(viii)
any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or financial or other condition of any Borrower Entity or Sponsor now known or hereafter known by such Person;
(ix)
any disability or other defense of any Borrower Entity or such Guarantor, any other co-obligor, guarantor, insurer or any other Person; and
(x)
any action or failure to act in any manner referred to herein which may deprive such Guarantor of its rights to subrogation against any other Borrower Entity to recover full indemnity for any payments or performances made pursuant hereto or of its right to contribution against any other Person.
(c)
Each Guarantor further irrevocably waives, and agrees not to assert in any suit, action or other legal proceeding relating hereto, to the fullest extent permitted by Applicable Law:
(i)
all defenses and allegations based on or arising out of any contradiction or incompatibility among the applicable Guaranteed Obligations and any other obligation of such Guarantor or any other Borrower Entity;
(ii)
unless and until the applicable Guaranteed Obligations have been performed, paid, satisfied or discharged in full in accordance with the terms hereof, any right to enforce any remedy which any Secured Party now has or may in the future have against the Borrower or any other Borrower Entity, any other co-obligor, guarantor or insurer or any other Person;
(iii)
any benefit of, or any right to participate in, any other guarantee or insurance whatsoever now or in the future held by any Secured Party; and
(iv)
the benefit of any statute of limitations affecting such Guarantor’s liability hereunder. Each Guarantor further agrees that any payment of any applicable Guaranteed Obligation or other act which shall toll any statute of limitations applicable to such Guaranteed Obligations shall also operate to toll such statute of limitations applicable to such Guarantor’s liability hereunder.

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(d)
The obligations of each Guarantor shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the applicable Guaranteed Obligations is rescinded or must otherwise be returned by the Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower Entity or otherwise, all as though such payment had not been made and, in such event, such Guarantor will promptly pay to the Secured Parties or such other Person an amount equal to any such payment that has been rescinded or returned. The provisions of this Section 3.03(d) (Unconditional Obligations) will survive any release or termination of such Guarantor’s obligations under this Article III (Affiliate Guarantees). If and to the extent that a Guarantor makes any payment to the Secured Parties or to any other Person pursuant to or in respect of this Article III (Affiliate Guarantees), any claim which such Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior payment in full, in cash, of the applicable Guaranteed Obligations that require the payment of money.

Section 3.04 Subrogation. Notwithstanding anything herein to the contrary, and in addition to any other rights of the Secured Parties to which a Guarantor or any of its designees may be subrogated, to the extent such Guarantor shall make or cause to be made any payment pursuant hereto, such Guarantor shall be subrogated to all rights the Secured Parties may have under the Financing Documents in respect thereof; provided, that such Guarantor shall be entitled to enforce such right of subrogation only after all of the applicable Guaranteed Obligations shall have been fully and finally satisfied. Any amount paid on account of the subrogation rights herein that is contrary to the provisions hereof shall forthwith be paid to the Collateral Agent to be credited and applied to the payment of the applicable Guaranteed Obligations in accordance with the terms of the Financing Documents.

Section 3.05 Waiver; Demand of Payment. Each Guarantor hereby unconditionally waives:

(a)
promptness, presentment, demand of payment, protest for nonpayment or dishonor, diligence, notice of acceptance and any other notice with respect to any of the applicable Guaranteed Obligations by the Secured Parties;
(b)
any requirement that the Secured Parties or any other Person protect, secure, perfect or insure any security interest or Lien on any property subject thereto; and
(c)
any requirement that the Secured Parties bring or prosecute a separate action, or proceed or make another demand, or enforce or exhaust any right or remedy or mitigate any damages or take any action against the Borrower or any other Person or entity or any collateral.

Section 3.06 Waiver of Defenses. Subject to and without limiting the foregoing, the covenants and agreements of each Guarantor set forth herein shall be primary obligations of such Guarantor, and such obligations shall be absolute and unconditional, and shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense, other than:

(a)
full and strict compliance by such Guarantor with its obligations hereunder; and
(b)
satisfaction in full of the applicable Guaranteed Obligations,

based upon any claim such Guarantor, any Borrower Entity or any other Person may have against any other Borrower Entity, any Secured Party or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any

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circumstance or condition whatsoever (whether or not such Guarantor or any Secured Party shall have any knowledge or notice thereof), including, without limitation:

(i)
any failure, forbearance, omission or delay on the part of any Borrower Entity or any Secured Party to conform or comply with any term of the Financing Documents or any other instrument or agreement, or any failure to give notice to such Guarantor of the occurrence of a Default or Event of Default under the LARA or any other Financing Document;
(ii)
any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshalling of assets and liabilities or similar proceedings with respect to any Borrower Entity or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;
(iii)
any limitation on the liability or obligations of any Borrower Entity under the LARA, any other Financing Document or any other instrument or agreement or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of this Agreement, any other Financing Document or any other instrument or agreement;
(iv)
any merger, consolidation or amalgamation of any Borrower Entity into or with any other Person, or any sale, lease or transfer of any of the assets of any Borrower Entity to any other Person;
(v)
any change in the ownership (including, without limitation, ownership of any Equity Interests) of any Borrower Entity or any change in the relationship between or among any Borrower Entities, or any termination of any such relationship;
(vi)
to the extent permitted by Applicable Law, any release or discharge, by operation of law or otherwise, of any Borrower Entity from the performance or observance of any obligation, covenant or agreement contained in this Agreement, the LARA, any other Financing Document or any other instrument or agreement; or
(vii)
any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense, or release or discharge of the liabilities of such Guarantor or which might otherwise limit recourse against such Guarantor.

Section 3.07 Contribution.

(a)
To the extent that a Guarantor shall make a payment under this Article III (Affiliate Guarantees) of all or any of the applicable Guaranteed Obligations (an “Affiliate Payment”) which, taking into account all other Affiliate Payments then previously or concurrently made by any other Borrower Entity, exceeds the amount which such Guarantor would otherwise have paid if each Borrower Entity had paid the aggregate applicable Guaranteed Obligations satisfied by such Affiliate Payment in the same proportion that such Guarantor’s Allocable Amount (as defined below) (as determined immediately prior to such Affiliate Payment) bore to the aggregate Allocable Amounts of each of the Borrower Entities as determined immediately prior to the making of such

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Affiliate Payment, then, following the payment in full of the applicable Guaranteed Obligations (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted), such Guarantor shall be entitled to receive contribution and indemnification payment from, and be reimbursed by, each other Borrower Entity for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Affiliate Payment.
(b)
As of any date of determination, the “Allocable Amount” of any Borrower Entity shall be equal to the maximum amount of the claim which could then be recovered from such Borrower Entity under this Article III (Affiliate Guarantees) without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law in any applicable jurisdiction.
(c)
This Section 3.07 (Contribution) is intended only to define the relative rights of the Borrower Entities and nothing set forth in this Section 3.07 (Contribution) is intended to or shall impair the obligations of the Borrower Entities, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of the Financing Documents. Nothing contained in this Section 3.07 (Contribution) shall limit the liability of the Borrower to pay the Advances and accrued interest, fees and expenses with respect thereto.
(d)
The rights of each Guarantor against other Borrower Entities under this Section 3.07 (Contribution) shall be exercisable only upon and after the payment and performance in full of the applicable Guaranteed Obligations.

Section 3.08 Taxes; Applicable Law.

(a)
Any and all payments by a Guarantor under the applicable Affiliate Guarantees shall be made free and clear of, and without withholding or deducting for, any and all Taxes and all liabilities with respect thereto, except to the extent required by Applicable Law. If a Guarantor shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable hereunder:
(i)
the sum payable shall be increased as may be necessary so that after making all such required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 3.08 (Taxes; Applicable Law), the recipient receives an amount equal to the sum it would have received had no such withholdings or deductions been made except for:
(A)
any net income or gain Taxes or similar Taxes;
(B)
any Taxes that would not have been imposed but for the failure of the recipient to provide a properly completed IRS Form W-9 to establish its status as a United States Person (or, in the case of any Secured Party that is not a United States Person, a properly completed applicable Form W-8 or other certificate, form or documentation establishing exemption from such Taxes); or
(C)
any Taxes imposed under the Foreign Account Tax Compliance Act;

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(ii)
such Guarantor shall make such withholdings or deductions; and
(iii)
such Guarantor shall pay the full amount withheld or deducted to the relevant taxation authority or other authority on a timely basis and in accordance with all Applicable Laws.
(b)
If the obligations of a Guarantor under this Article III (Affiliate Guarantees) would otherwise be subject to avoidance or subordination under Debtor Relief Laws or any comparable provisions of any Applicable Law on account of the amount of its liability under Section 3.07 (Contribution) or this Section 3.08 (Taxes; Applicable Law) (including amounts owed under this Agreement and the other Financing Documents) then, notwithstanding any other provision to the contrary, the amount of such liability of such Guarantor shall, without any further action by such Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 3.07 (Contribution) for which such Guarantor can be liable without rendering this guarantee subject to avoidance or subordination under the Debtor Relief Laws or any comparable provisions of any Applicable Law.

Section 3.09 Release. Each Affiliate Guarantee is continuous and shall terminate:

(a)
with respect to the Project Completion Guarantee, upon the earlier of:
(i)
the Project Completion Date; and
(ii)
the Release Date;
(b)
with respect to the Sponsor Debt Guarantee, upon the earlier of:
(i)
the Sponsor Cut-Off Date; and
(ii)
the Release Date; and
(c)
with respect to the Subsidiary Debt Guarantee, upon the Release Date.

Section 3.10 No Set-off. No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than payment or performance by the Sponsor of the Guaranteed Obligations hereunder) which any Guarantor or any Borrower Entity may have or assert against any Secured Party shall be available hereunder to, or shall be asserted by, any Guarantor against any Secured Party in any action arising out of the transactions contemplated hereby, or out of any of the documents or instruments referred to herein.

Article IV

RETENTION OF EQUITY INTERESTS

Section 4.01 Prohibition on Transfers of Equity Interests.

(a)
(i)
The Sponsor shall not (A) prior to the Sponsor Cut-Off Date, except in connection with the Direct Investment Capital Raise, fail to own, directly or indirectly, one

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hundred percent (100%) of the Equity Interests (by vote and by value) of the Borrower, the Direct Parent or the Subsidiary Guarantor; and (B) after the Sponsor Cut-Off Date or the Direct Investment Capital Raise, whichever is earlier, fail to own, directly or indirectly, more than fifty percent (50%) of the Equity Interests (by vote and by value) of the Borrower, the Direct Parent or the Subsidiary Guarantor.
(ii)
The Direct Parent shall at all times directly own one hundred percent (100%) of the Equity Interests (by vote and by value) of the Borrower.
(iii)
The Borrower shall at all times directly own one hundred percent (100%) of the Equity Interests (by vote and by value) of the Subsidiary Guarantor.
(b)
The Sponsor shall not:
(i)
make or suffer or permit to occur any Transfer of any Equity Interests owned, directly or indirectly, by the Sponsor in the Borrower, the Direct Parent or the Subsidiary Guarantor, unless such Transfer is made to a Qualified Transferee and is otherwise permitted by the Financing Documents; or
(ii)
suffer or permit the Direct Parent to Transfer any of its Equity Interests to any Person.
(c)
The Direct Parent shall not:
(i)
make or suffer or permit to occur any Transfer of any Equity Interests owned, directly or indirectly, by the Direct Parent in the Borrower or the Subsidiary Guarantor; or
(ii)
suffer or permit the Borrower to Transfer any of its Equity Interests to any Person.
(d)
The Borrower shall not:
(i)
make or suffer or permit to occur any Transfer of any Equity Interests owned, directly or indirectly, by the Borrower in the Subsidiary Guarantor; or
(ii)
suffer or permit the Subsidiary Guarantor to Transfer any of its Equity Interests to any Person.
(e)
Each Sponsor Entity shall notify DOE promptly upon receipt of any request to register or record any Transfer, direct or indirect, of Equity Interests in the Borrower, the Direct Parent or the Subsidiary Guarantor, as applicable, or any other transaction in respect of such Equity Interests, together with the details of such request, to the extent that such Transfer or other transaction would be inconsistent with the provisions of this Article IV (Retention of Equity Interests).

Section 4.02 Effect of Prohibited Transfers.

(a)
Each Sponsor Entity agrees that any proposed Transfer and/or change in ownership and/or Control that would, if consummated, breach the provisions of this Article IV (Retention of Equity Interests) and/or constitute a Change of Control shall, in either case, cause irreparable injury to the interests of the Secured Parties for which monetary damages (or

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other remedies at law) are inadequate in view of the complexities and uncertainties in measuring the actual damages that would be sustained by reason of such party’s noncompliance and the uniqueness of the Borrower’s business and the relationship among the parties hereto. Accordingly, the parties hereto agree that DOE may enforce the provisions of this Article IV (Retention of Equity Interests), including by specific performance or injunctive relief.
(b)
Each Sponsor Entity hereby irrevocably waives, to the extent that it may do so under Applicable Law, any defense based on the adequacy of a remedy at law or in equity that may be asserted as a bar to the remedy of specific performance in any action brought against it for specific performance of the obligation of any Sponsor Entity to retain its Equity Interests in the Borrower, the Subsidiary Guarantor or the Direct Parent, as applicable, under this Agreement by DOE, any other Secured Party, the Direct Parent, the Borrower or the Subsidiary Guarantor or for any of their benefit by a receiver, custodian or trustee appointed for the Borrower, the Direct Parent or the Subsidiary Guarantor, as applicable, or in respect of all or a substantial part of the assets of the Borrower, the Direct Parent or the Subsidiary Guarantor, as applicable, under the bankruptcy, insolvency or similar laws of any jurisdiction to which the Borrower, the Direct Parent or the Subsidiary Guarantor, as applicable, or its respective assets are subject.

Section 4.03 Issuance of Equity Interests. Notwithstanding anything to the contrary in this Agreement, the Sponsor may, from time to time, directly or indirectly through the Direct Parent, issue Equity Interests in the Borrower to the Direct Parent in accordance with, and as permitted by, the Borrower’s Organizational Documents and the Financing Documents in connection with any Equity Contribution made by the Sponsor in accordance with Section 2.03 (Method of Contribution).

Section 4.04 Notification of Transfer Restrictions. The restrictions imposed under this Article IV (Retention of Equity Interests) shall be recorded in the stock ledger of the Direct Parent, the Borrower and the Subsidiary Guarantor, as applicable, and noted on the Equity Interest certificates, as applicable, issued by the Borrower to the Direct Parent, by the Direct Parent to the Sponsor, and by the Subsidiary Guarantor to the Borrower and, without limiting the foregoing:

(a)
the Direct Parent, the Borrower and the Subsidiary Guarantor shall cause the registration in the stock ledger of the Direct Parent, the Borrower and the Subsidiary Guarantor of the Equity Interests in the Sponsor’s name or the name of each other Borrower Entity that owns any Equity Interests in it, as applicable; and
(b)
if applicable, each Equity Interest certificate issued by the Direct Parent, the Borrower or the Subsidiary Guarantor, or any certificate issued in exchange or replacement therefor, is to bear a legend reasonably determined by the Collateral Agent to evidence the transfer restrictions imposed under this Article IV (Retention of Equity Interests) and such other terms and conditions of this Agreement that DOE deems advisable.

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Article V

RESTRICTED PAYMENTS

Section 5.01 Restricted Payments.

(a)
Each Sponsor Entity shall cause the Borrower and the Subsidiary Guarantor not to make any Restricted Payment, except as permitted under the Financing Documents.
(b)
If any Sponsor Entity receives a Restricted Payment from the Borrower or the Subsidiary Guarantor to which it is not entitled because such Restricted Payment was not made in accordance with clause (a) above, then such Sponsor Entity shall hold such Restricted Payment (or an amount equal thereto) as depository for the benefit of the Secured Parties and deliver the same to DOE (or otherwise as DOE may direct) upon written demand therefor by DOE or the Collateral Agent acting at the instruction of DOE.
(c)
If any Sponsor Entity obtains knowledge that any of its Affiliates has received a Restricted Payment from the Borrower or the Subsidiary Guarantor to which such Person is not entitled, then such Sponsor Entity shall, from the date it obtains such knowledge, cause such Affiliate to hold such Restricted Payment (or an amount equal thereto) as depository for the benefit of the Secured Parties and deliver the same to DOE (or otherwise as DOE may direct) upon written demand therefor by DOE or the Collateral Agent acting at the instruction of DOE.

Article VI

REPRESENTATIONS AND WARRANTIES

To induce DOE to enter into the LARA and to arrange for FFB to purchase the Note and offer extensions of credit thereunder, each Borrower Affiliate hereby makes the following representations and warranties applicable to it in favor of the Secured Parties as of the date hereof and each Advance Date occurring after the date hereof:

Section 6.01 Organization.

(a)
(i)
The Sponsor is duly organized, validly existing and in good standing under the laws of the Province of British Columbia, Canada with the sole legal name of “Lithium Americas Corp.” as set forth in the public records filed in the Province of British Columbia, Canada;
(ii)
the Direct Parent is duly organized, validly existing and in good standing under the laws of the Province of British Columbia, Canada with the sole legal name of “1339480 B.C. Ltd.” as set forth in the public records filed in the Province of British Columbia, Canada; and
(iii)
the Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of the State of Nevada with the sole legal name of “KV Project LLC” as set forth in the public records filed in the State of Nevada.

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(b)
Each Borrower Affiliate is duly qualified to do business in, and in good standing in, the Province of British Columbia, Canada or the State of Nevada, as applicable, and each other jurisdiction where the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.
(c)
As of the date hereof and as of each Advance Date occurring after the date hereof, the Sponsor directly wholly owns the Direct Parent, the Direct Parent directly wholly owns the Borrower, and the Borrower directly wholly owns the Subsidiary Guarantor.
(d)
Each Borrower Affiliate has all requisite power and authority to:
(i)
own or hold under lease and operate the property it purports to own or hold under lease;
(ii)
carry on its business as now being conducted and as proposed to be conducted in respect of the Project;
(iii)
incur Indebtedness and create Liens on all and any of its properties pursuant to the Transaction Documents; and
(iv)
execute, deliver, perform and observe the terms and conditions of each of the Transaction Documents to which it is a party.

Section 6.02 Authorization; No Conflict. Each Borrower Affiliate has duly authorized, executed and delivered the Transaction Documents to which it is a party, and none of:

(a)
its execution and delivery thereof;
(b)
its consummation of the transactions contemplated hereby or thereby nor its compliance with the terms of this Agreement or thereof; and
(c)
the issuance of the Note, the borrowings under the applicable Financing Documents, the use of the proceeds thereof and Reimbursement Obligations thereunder, in each case, do or will:
(i)
contravene its Organizational Documents or any Applicable Laws;
(ii)
contravene or result in any breach or constitute any default under any Governmental Judgment;
(iii)
contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of its properties under any agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any Permitted Liens; or
(iv)
require the consent or approval of any Person other than the Required Borrower Affiliate Approvals and any other consents or approvals that have been obtained and are in full force and effect.

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Section 6.03 Capitalization.

(a)
As of the date hereof, all of the Equity Interests of:
(i)
the Sponsor have been duly authorized, validly issued, are fully paid and non-assessable, and are, to the Knowledge of the Sponsor, directly owned by the shareholders listed under the capitalization table in Schedule B (Capitalization Table) (provided, that any shareholders owning less than seven percent (7%) of the fully diluted Equity Interests in the Sponsor are not listed in Schedule B (Capitalization Table));
(ii)
the Direct Parent have been duly authorized, validly issued, are fully paid and non-assessable, and are directly owned by the Sponsor, free and clear of all Liens other than the Liens under the Security Documents;
(iii)
the Borrower have been duly authorized, validly issued, are fully paid and non-assessable, and are directly owned by the Direct Parent, free and clear of all Liens other than the Liens under the Security Documents; and
(iv)
the Subsidiary Guarantor have been duly authorized, validly issued, are fully paid and non-assessable, and are directly owned by the Borrower, free and clear of all Liens other than the Liens under the Security Documents.
(b)
None of the Direct Parent or the Subsidiary Guarantor has outstanding:
(i)
any options or rights for conversion into or acquisition, purchase or transfer of its Equity Interests or any agreements or arrangements for the issuance by it of additional Equity Interests;
(ii)
any securities convertible into or exchangeable for its Equity Interests; or
(iii)
any rights to subscribe for or to purchase, or any option for the purchase of, or any agreement, arrangement or understanding providing for the issuance (contingent or otherwise) of, or any call, loan commitment or claims of any character relating to, its Equity Interests.

Section 6.04 Solvency.

(a)
The value of the assets (at fair value and present fair saleable value or at book value) of each Borrower Affiliate (in the case of the Sponsor, on a consolidated basis) are, on the date of determination, greater than the amount of liabilities (in the case of the Sponsor, on a consolidated basis) at book value (including contingent and unliquidated liabilities) of such Borrower Affiliate, as of such date. As of the date of determination, each Borrower Affiliate is able to pay all of its liabilities (in the case of the Sponsor, on a consolidated basis) as such liabilities mature and does not have an unreasonably small capital (in the case of the Sponsor, on a consolidated basis). In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

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(b)
No Borrower Affiliate is the subject of any pending or, to its Knowledge, threatened Insolvency Proceedings.
(c)
No corporate action, legal proceedings or other procedure or step is being considered or prepared by any Borrower Affiliate that could trigger the occurrence of any event or circumstance described in Section 10.01(k) (Bankruptcy; Insolvency; Dissolution) of the LARA.

Section 6.05 Transaction Documents. Each Transaction Document to which each Borrower Affiliate is a party is (or will be when executed) a legal, valid and binding obligation of such Borrower Affiliate, enforceable against such Borrower Affiliate in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 6.06 Required Approvals. Each Borrower Affiliate:

(a)
has all the required approvals (collectively, the “Required Borrower Affiliate Approvals”) to operate its business, perform its obligations, exercise its rights under the Transaction Documents, and otherwise necessary to ensure the validity and enforceability of the Transaction Documents to which it is a party; and
(b)
is in compliance in all material respects with all Required Borrower Affiliate Approvals that have been obtained by, or are otherwise applicable to, itself.

Section 6.07 Litigation. Except as otherwise disclosed to and expressly waived in writing by DOE, there are no Adverse Proceedings pending or, to any Borrower Affiliate’s Knowledge, threatened in writing that relate to:

(a)
the legality, validity or enforceability of any Financing Document or any Major Project Document;
(b)
the legality, validity or enforceability of any Transaction Document (other than a Financing Document or Major Project Document);
(c)
any transaction contemplated by any Transaction Document;
(d)
the Project; or
(e)
any Borrower Affiliate;

that, in each of clause (b) through (e), either individually or in the aggregate, has had, or could reasonably be expected to have a Material Adverse Effect.

Section 6.08 Tax.

(a)
Each Borrower Affiliate has filed all tax returns required by Applicable Laws to be filed by it and has paid:
(i)
all income Taxes that have become due pursuant to such tax returns; and

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(ii)
all other material Taxes and assessments payable by it that have become due (other than those Taxes that it is contesting in accordance with the Permitted Contest Conditions).
(b)
Assuming that each Secured Party, to the extent applicable, provides a properly completed IRS Form W-9 to establish its status as a United States Person and to certify that such Secured Party is exempt from U.S. federal backup withholding tax (or, in the case of any Secured Party that is not a United States Person, a properly completed applicable Form W-8 or other certificate, form or documentation establishing an exemption from U.S. federal withholding Taxes), no withholding Taxes are payable by any Borrower Affiliate to any Governmental Authority in connection with any amounts payable by such Borrower Affiliate under or in respect of the Financing Documents.
(c)
Each Borrower Affiliate acknowledges and agrees, and shall cause each other Borrower Affiliate that is its Subsidiary to acknowledge and agree, that DOE’s execution and delivery of this Agreement and issuance of the Loan, and any determination by DOE that any Project Costs are Eligible Project Costs, in each case, (x) does not prejudice or otherwise have any binding effect with respect to any determination by the Internal Revenue Service, the U.S. Department of Treasury or a court of law as to the tax basis of the Project or any part thereof under the Code, (y) does not constitute a determination regarding, and is unrelated to whether any such Borrower Affiliate has complied or will comply with, federal tax law and (z) will not be used to demonstrate or prove that any such Borrower Affiliate or the Project complied with the requirements to claim a tax credit or other amount under the Code in an administrative or judicial proceeding.

Section 6.09 Financial Statements.

(a)
Each of the Historical Financial Statements and each Financial Statement of the Sponsor and the Direct Parent delivered to DOE pursuant to Section 7.02 (Financial Statements) is complete and correct, has been prepared in accordance with the Designated Standard and presents fairly, in all material respects, the financial condition of the Sponsor as of the respective dates of the Financial Statements for the respective periods covered therein.
(b)
Such Financial Statements reflect all liabilities or obligations of the relevant Borrower Affiliate of any nature whatsoever for the period to which such Financial Statements relate that are required to be disclosed in accordance with the Designated Standard.
(c)
As of the Execution Date or the date of delivery of such Financial Statements pursuant to Section 7.02 (Financial Statements), as applicable, or the respective date of such Financial Statements, whichever is earlier, the relevant Borrower Affiliate shall not have incurred or assumed any liabilities or obligations that would be required to be disclosed in accordance with the Designated Standard and which are not reflected in such Financial Statements or the notes thereto.

Section 6.10 Affiliate Transactions. Except as set forth on Schedule 6.13(e) (Affiliate Transactions) to the LARA, or if after the First Advance Date, to the extent permitted under the Financing Documents, neither the Direct Parent nor the Subsidiary Guarantor is a party to any contract or agreement with, nor has any other loan commitment to, any Affiliate.

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Section 6.11 Intellectual Property.

(a)
Intellectual Property – General.
(i)
To the extent that it owns any Project IP, each Borrower Affiliate exclusively owns, or has a valid and enforceable license or right to use and sublicense, such Project IP.
(ii)
Each Borrower Affiliate is not in material breach of or default under any Project IP Agreement then in effect. To each Borrower Affiliate’s Knowledge, there are no facts or circumstances that would be reasonably expected (after the giving of notice, the lapse of time, or both) to give rise to any revocation or termination of any Project IP Agreement, or any Borrower Affiliate’s rights or licenses (including sublicenses) to Project IP thereunder.
(iii)
To the extent that it owns any Project IP, each Borrower Affiliate’s right, title and interest in and to all Project IP owned or licensed by such Borrower Affiliate is free and clear of all Liens, except for Permitted Liens.
(b)
Infringement; No Adverse Proceedings.
(i)
Neither any Borrower Affiliate, its business, nor the development, design, engineering, procurement, construction, starting up, commissioning, ownership, operation, use or maintenance of the Project infringe upon, misappropriate or otherwise violate the Intellectual Property of any Person.
(ii)
There is no objection to, challenge to the validity of, or any Adverse Proceeding past, present or pending:
(A)
to which any Borrower Affiliate is a party and no Adverse Proceeding threatened in writing and no written objection (including any demand to take a license to Intellectual Property) against any Borrower Affiliate, alleging any infringement, misappropriation or other violation of the Intellectual Property of any Person:
(1)
by any Borrower Affiliate; or
(2)
with respect to the development, design, engineering, procurement, construction, starting up, commissioning, ownership, use or maintenance of the Project; or
(B)
challenging the validity, enforceability, ownership or use of any Project IP owned by any Borrower Affiliate, or sublicensed by any Borrower Affiliate. There are no facts or circumstances that would be reasonably expected to give rise to any such Adverse Proceeding.
(iii)
To each Borrower Affiliate’s Knowledge:
(A)
no Person is infringing, misappropriating or otherwise violating any Project IP owned by any Borrower Affiliate; and

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(B)
there is no Adverse Proceeding pending to which any Borrower Affiliate is a party, or threatened, alleging the foregoing.
(c)
Information Technology; Cyber security.
(i)
The information technology (including data communications systems, equipment and devices) that each Borrower Affiliate uses in connection with the Project, or sublicenses or otherwise makes available to the Borrower (“IT System”) operates and performs in all material respects as necessary: (A) to permit the Borrower or relevant other Borrower Affiliates to develop, design, engineer, procure, construct, startup, commission, own, operate and maintain the Project; (B) to complete the activities designated to achieve Substantial Completion and Project Completion; and (C) to exercise each Borrower Affiliate’s rights and perform its obligations under the Major Project Documents to which such Borrower Affiliate is a party, as applicable at the relevant time.
(ii)
Each Borrower Affiliate has implemented and maintains, and has caused each other Borrower Affiliate that is its Subsidiary and each Major Project Participant (as applicable) to implement and maintain in connection with the Project, commercially reasonable privacy, information security, cyber security, disaster recovery, business continuity, data backup and incident response plans, policies and procedures consistent with Prudent Industry Practice (including administrative, technical and physical safeguards) designed to protect:
(A)
Sensitive Information from any unauthorized, accidental, or unlawful Processing, loss, destruction, or modification;
(B)
each IT System from any unauthorized or unlawful access, acquisition, use, control, disruption, destruction, or modification; and
(C)
the integrity, security and availability of the Sensitive Information and IT Systems.
(iii)
In the past five (5) years, neither any Borrower Affiliate, nor to such Borrower Affiliate’s Knowledge, any Person that Processes Sensitive Information on behalf of such Borrower Affiliate in connection with the Project, has suffered any data breaches or other incidents that have resulted in:
(A)
any unauthorized Processing of, any Sensitive Information; or
(B)
any unauthorized access to or acquisition, use, control, disruption or corruption of any of the IT Systems.
(iv)
Each Borrower Affiliate is and, during the past five (5) years, has been, in material compliance with:
(A)
all applicable Data Protection Laws; and
(B)
its contractual obligations, and all binding privacy notices and policies, binding on such Borrower Affiliate and related to the Processing of Sensitive Information.

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(v)
In the past five (5) years, no Borrower Affiliate has received:
(A)
any written claims related to any unauthorized Processing (including any ransomware incident), or any loss, theft, corruption, or other misuse of any Personal Information Processed by such Borrower Affiliate; or
(B)
any written notice (including by any Governmental Authority) of any claims, investigations, or alleged violations relating to any Personal Information Processed by such Borrower Affiliate.]

Section 6.12 Certain Events.

(a)
No Default, Event of Default or Event of Loss has occurred and is continuing.
(b)
In the case of the Sponsor, no material breach or default has occurred and is continuing under any GM Investment Document.

Section 6.13 No Amendments to Transaction Documents. None of the Transaction Documents to which any Borrower Affiliate is a party has been amended, modified or terminated, except in accordance with or as permitted by the applicable Financing Document or as disclosed to DOE and consented to in writing by DOE.

Section 6.14 No Material Adverse Effect. No event (including any legal, arbitral or other dispute review proceeding or any change in law) has occurred and is continuing that has or could reasonably be expected to have or result in a Material Adverse Effect.

Section 6.15 Compliance with Applicable Laws; Program Requirements. Each Borrower Affiliate is in compliance in all material respects with, and has conducted its business, operations, assets, equipment, property, leaseholds and other facilities related to the Project in compliance with Applicable Law (including all Program Requirements with respect to the Project), all Required Borrower Affiliate Approvals and its Organizational Documents.

Section 6.16 Investment Company Act. The Subsidiary Guarantor is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act, or subject to regulation thereunder.

Section 6.17 Margin Stock. No part of the proceeds of any Advance, and no other extensions of credit under the Funding Agreements, will be used by the Subsidiary Guarantor, directly or indirectly, to purchase or carry any margin stock within the meaning of Regulation T, U or X of the Board, or any regulations, interpretations or rulings thereunder, or for any purpose that violates any regulation of the Board.

Section 6.18 Sanctions and Anti-Money Laundering.

(a)
None of the Borrower Affiliates or any of their Affiliates is a Prohibited Person, and each Borrower Affiliate and its directors, officers, employees and, to each Borrower Affiliate’s Knowledge, agents, are, and for the last five (5) years have been, in compliance with all Sanctions.
(b)
No Borrower Affiliate nor any of its respective directors, officers, employees or, to each Borrower Affiliate’s Knowledge, members and agents, is a Prohibited Person.

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(c)
None of the Collateral is traded or used, directly or, to any Borrower Affiliate’s Knowledge, indirectly by a Prohibited Person or is located or organized in a Prohibited Jurisdiction.
(d)
Each Borrower Affiliate and its directors, officers, employees and, to each Borrower Affiliate’s Knowledge, agents, are, and for the last five (5) years have been, in compliance with all applicable requirements of Anti-Money Laundering Laws in the United States and any other jurisdiction applicable to it, including as required under the Anti-Money Laundering Laws.
(e)
There are no Adverse Proceedings pending or, to each Borrower Affiliate’s Knowledge, threatened, against or affecting any Borrower Affiliate or its directors, officers, or employees regarding any actual or alleged non-compliance with any Sanctions or Anti-Money Laundering Laws.
(f)
Each Borrower Affiliate has implemented, maintained, and at all times complied with policies and procedures reasonably designed to ensure compliance with all applicable International Compliance Directives and Anti-Money Laundering Laws.

Section 6.19 ERISA.

(a)
Each Borrower Affiliate and each of its ERISA Affiliates have operated the Employee Benefit Plans in compliance with their terms and with all applicable provisions and requirements of the Code, ERISA and all other Applicable Law and have performed all their respective obligations under such plan.
(b)
Each Employee Benefit Plan has been determined by the Internal Revenue Service to be so qualified or is in the process of being submitted to the Internal Revenue Service for approval or will be so submitted during the applicable remedial amendment period, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of an Employee Benefit Plan with no determination, nothing has occurred that would materially adversely affect such qualification).
(c)
There exists no Unfunded Pension Liabilities with respect to Employee Benefit Plans in the aggregate, taking into account only Employee Benefit Plans with positive Unfunded Pension Liabilities.
(d)
There are no Adverse Proceedings pending against or threatened involving an Employee Benefit Plan (other than routine claims for benefits) or, to any Borrower Affiliate’s Knowledge, any Borrower Affiliate or any ERISA Affiliate, which would reasonably be expected to be asserted successfully against any Employee Benefit Plan and, if so asserted successfully, would reasonably be expected, either singly or in the aggregate, to have a Material Adverse Effect.
(e)
No ERISA Event has occurred or is reasonably expected to occur.
(f)
Except to the extent required under Section 4980B of the Code or comparable state law, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Borrower Affiliate or any of its ERISA Affiliates.

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(g)
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder (or the exercise by DOE of its rights under this Agreement) will not involve any non-exempt transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.
(h)
(i) The assets of each Borrower Affiliate do not and will not constitute: (A) “plan assets” within the meaning of Section 3(42) of ERISA and DOL Regulations set forth in 29 C.F.R. 2510.3-101; or (B) a Similar Law Plan; and (ii) transactions by or with any Borrower Affiliate are not and will not be subject to state statutes applicable to such Borrower Affiliate regulating investments of fiduciaries with respect to any Similar Law Plan.
(i)
Neither any Borrower Affiliate nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Benefit Plan subject to Section 4064(a) of ERISA to which it made contributions.
(j)
Neither any Borrower Affiliate nor any ERISA Affiliate has incurred or reasonably expects to incur any liability to the PBGC save for any liability for premiums due in the ordinary course or other liability which would not reasonably be expected to have, either singly or in the aggregate, a Material Adverse Effect.

Section 6.20 Lobbying Restriction. Each Borrower Affiliate is in compliance with all requirements of 31 U.S.C. § 1352, as amended, including the requirement that no proceeds of the Advances be expended by the Borrower or any of its Affiliates to pay any Person for influencing or attempting to influence an officer or employee of any federal agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress, or an employee of a member of the U.S. Congress in connection with the making of the Loan or any other action described in 31 U.S.C. § 1352(a)(2).

Section 6.21 Federal Funding. Except for the DPA Grant, no application has been delivered by any Borrower Affiliate to, and no application is pending review or approval by, any Governmental Authority for allocation of Federal Funding to the Project.

Section 6.22 No Federal Debt Delinquency or Indebtedness.

(a)
There is no judgment Lien against any Borrower Affiliate, or any of their respective Property for Indebtedness owed to the United States or any other creditor.
(b)
There is no Indebtedness of any Borrower Affiliate (other than a debt under the Code) owed to the United States or any Governmental Authority thereof that is in delinquent status, as the term “delinquent status” is defined in 31 C.F.R. 285.13(d), including any Tax liabilities, except to the extent such delinquency has been resolved with the appropriate Governmental Authority in accordance with Applicable Law.

Section 6.23 Sufficient Funds. The remaining Loan Commitment Amount, the remaining Equity Funding Commitment, and, with respect to any date on which this representation is made which is an Advance Date, the amount of the requested Advance are, collectively, sufficient to pay all remaining Project Costs (including any reasonably expected Cost Overruns) in accordance with the then-applicable Construction Budget and Integrated Project Schedule and to achieve Substantial Completion by the Substantial Completion Longstop Date and Project Completion by the Project Completion Longstop Date.

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Section 6.24 No Immunity. No Borrower Affiliate nor any of its assets is entitled to immunity in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Transaction Document.

Section 6.25 No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Transaction Documents to which any Borrower Affiliate is a party nor the performance of any actions required hereunder or thereunder is being undertaken by any Borrower Affiliate with or as a result of any actual intent by any Borrower Affiliate to hinder, delay or defraud any entity to which any Borrower Affiliate is now or will hereafter become indebted.

Section 6.26 Disclosure.

(a)
The statements and information contained in the Financing Documents, taken together with all documents, reports or other written information pertaining to the Project that have been furnished by or on behalf of any Borrower Affiliate to DOE or any Secured Party Advisor from time to time, are true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading at the time they were made.
(b)
There are no facts, documents or agreements that have not been disclosed by any Borrower Affiliate to DOE in writing that (i) could reasonably be expected to be material to DOE’s decision to enter into this Agreement or the transactions contemplated hereby or to authorize any Advance or (ii) that could otherwise reasonably be expected to materially and adversely alter or affect the Project.

Section 6.27 Regulation. The Sponsor and each other Borrower Affiliate (a) is not subject to, or is exempt from, regulation as a “holding company” under PUHCA in accordance with 18 C.F.R. § 366.3; or (b) has notified FERC of its status as a “holding company” under 18 C.F.R. § 366.4 or is an “associate company” under 18 C.F.R. § 366.1, and is in material compliance with all relevant requirements of PUHCA, the FPA, and FERC’s regulations. In addition, the Sponsor and each other Borrower Affiliate either is (i) not subject to, or is exempt from, rate, financial and/or organizational regulation as a “public utility”, “public service company”, “electric company” or similar entity under the laws of any State or territory of the United States in which the Project is located (provided, that the Sponsor and each other Borrower Affiliate is, or may be, subject to regulation of contracting or marketing by a public utility commission), or (ii) subject to such rate, financial and/or organizational regulation and compliant in all material respects with the laws of the relevant State or territory of the United States and the regulations of the PUCN.

Section 6.28 Fees and Enforcement. Other than amounts that have been paid in full or with respect to which arrangements satisfactory to DOE have been made, no fees or Taxes including documentary, stamp, transaction, registration or similar Taxes are required to have been paid to ensure the legality, validity, enforceability, priority or admissibility into evidence in applicable jurisdictions of any Transaction Document to which any Borrower Affiliate is a party.

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Section 6.29 Anti-Corruption Laws.

(a)
Each Borrower Affiliate and its directors, officers, employees and, to the Sponsor’s Knowledge, agents, are, and for the last five (5) years have been, in compliance with all Anti-Corruption Laws.
(b)
There are no Adverse Proceedings pending or, to the Sponsor’s Knowledge, threatened against any Borrower Affiliate or their respective directors, officers or employees regarding any actual or alleged non-compliance with any Anti-Corruption Laws.
(c)
Each Borrower Affiliate has not, and each of its directors, officers, employees and, to such Borrower Affiliate’s Knowledge, agents, has not made, offered or promised to make, provided or paid any unlawful contributions, entertainment or anything of value to any local or foreign official, foreign political party or party official or any candidate for foreign political office:
(i)
in order to influence any act or decision of any foreign official, foreign political party, party official or candidate for foreign political office in his or her official capacity, including a decision to fail to perform his or her official functions;
(ii)
to secure an unlawful or improper advantage; or
(iii)
with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to any Borrower Affiliate or any of its Affiliates or to any other Person, in violation of any applicable Anti-Corruption Law.

Section 6.30 Corporate Matters. Schedule C (Location of Books and Records) accurately lists:

(a)
the location of each Borrower Affiliate’s books and records; and
(b)
the location of each Borrower Affiliate’s chief executive offices and chief operating offices.

Section 6.31 KVP Mining Claims.

(a)
Except as set forth in Schedule 6.15(e) (KVP Mining Claims) to the LARA and except for any Permitted Liens, the Subsidiary Guarantor owns and possesses in compliance with all Applicable Laws, subject to the paramount title of the United States, all of the KVP Mining Claims claimed by the Subsidiary Guarantor, which are held or owned by the Subsidiary Guarantor, pursuant to valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments. During its period of ownership of such KVP Mining Claims, the Subsidiary Guarantor has timely made all required annual maintenance fee payments, and filings with the BLM and recordings with Humboldt County, Nevada. Except as disclosed in the Royalty Documents, the KVP Mining Claims claimed by the Subsidiary Guarantor are free from any option, exploration, exploitation or other agreement with any third parties or any third-party right to any royalty or other payment as rent or royalty over minerals, concentrates, precipitates and/or products

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produced under such KVP Mining Claims. The Subsidiary Guarantor has not received any written communication bringing or threatening a claims contest proceeding or alleging:
(i)
that the Subsidiary Guarantor does not own and possess any of such KVP Mining Claims;
(ii)
that any of such KVP Mining Claims are invalid, or that there is any possibility of breach, termination, abandonment, forfeiture, relinquishment or other premature termination of any such KVP Mining Claim resulting from any act or omission of the Subsidiary Guarantor; or
(iii)
that any third party has over-staked or has superior claims to the same federal ground covered by such KVP Mining Claims.
(b)
Except as set forth in Schedule 6.15(d) (Restrictions on Surface and Access Rights) to the LARA, the Subsidiary Guarantor has the right of surface use and access upon and across the KVP Mining Claims claimed by the Subsidiary Guarantor.
(c)
No condemnation or adverse zoning or usage change proceeding has occurred or been threated against any of the KVP Mining Claims claimed by the Subsidiary Guarantor that could materially impair the development, construction, operation, access to or use by (or for the benefit of) the Borrower of the Project Site for the Project.
(d)
All documents and instruments, including the KVP Mining Claims, as required of the Subsidiary Guarantor, have been recorded or filed for record in such manner and in such places as are required and all other action as is necessary or desirable has been taken to establish and perfect the Collateral Agent’s Lien in and to the Collateral of the Subsidiary Guarantor (for the benefit of the Secured Parties) to the extent contemplated by the Security Documents.
(e)
All stamp Taxes and similar Taxes and filing fees and Secured Party Expenses that are due and payable by the Subsidiary Guarantor in connection with the execution, delivery or recordation of the Deed of Trust or any other Transaction Document to which the Subsidiary Guarantor is a party, or the security over the KVP Mining Claims claimed by the Subsidiary Guarantor under the Deed of Trust, have been paid.

Section 6.32 Minimum Liquidity Requirement. As of each Calculation Date, the Sponsor is in compliance with the Minimum Liquidity Requirement.

Article VII

AFFIRMATIVE COVENANTS

Each Borrower Affiliate, as applicable, covenants and agrees for the benefit of the Secured Parties that, unless otherwise agreed in writing with DOE, and until the Release Date:

Section 7.01 Financial Covenants. Until the first anniversary of the First Principal Payment Date, the Sponsor shall maintain at all times an aggregate amount of unrestricted (other than subject to a Lien in favor of the Collateral Agent) cash and Cash Equivalents equal to at least one hundred (100%) of the Dollar amount required for the Sponsor to meet its aggregate remaining selling, general and administrative obligations until the first anniversary of the First Principal Payment Date in accordance with

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the “LNC Non-Thacker Pass Costs” tab of the Base Case Financial Model (the “Minimum Liquidity Requirement”).

Section 7.02 Financial Statements. At its own expense, each Sponsor Entity shall furnish or cause to be furnished to DOE by an Acceptable Delivery Method (unless otherwise noted), with a reproduction of the signatures where required, the following items (provided, that if any of the following is delivered under the LARA, such delivery shall satisfy the requirements of this Section 7.02 (Financial Statements):

(a)
Annual Financial Statements. With respect to the Direct Parent and, until the Sponsor Cut-Off Date, the Sponsor, as soon as available, but in any event within ninety (90) days following each Sponsor Entity’s Fiscal Year end:
(i)
Financial Statements of such Sponsor Entity for such Fiscal Year (in the case of (x) the Sponsor, audited and on a consolidated basis and (y) the Direct Parent, unaudited and in summary format);
(ii)
each Compliance Certificate as required by clause (c) (Compliance Certificates) below; and
(iii)
with respect to the Sponsor only, a report on such Financial Statements of the Sponsor’s Auditor, which report shall:
(A)
be unqualified as to going concern and scope of audit;
(B)
subject to changes in professional auditing standards from time to time, contain a statement to the effect that such Financial Statements fairly present, in all material respects, the consolidated financial condition of the Sponsor and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the period indicated in conformity with the Designated Standard applied on a basis consistent with prior years (except as otherwise disclosed in such Financial Statements); and
(C)
state that the examination by the Sponsor’s Auditor in connection with such Financial Statements has been made in accordance with generally accepted auditing standards.
(b)
Quarterly Financial Statements. With respect to the Direct Parent and, until the Sponsor Cut-Off Date, the Sponsor, as soon as available, but in any event within, in the case of (x) the Direct Parent, sixty (60) days following the end of each fiscal quarter of each Fiscal Year of Direct Parent and (y) the Sponsor, forty-five (45) days following the end of each of the first three fiscal quarters of the Sponsor’s Fiscal Year and sixty (60) days after the fourth fiscal quarter of the Sponsor’s Fiscal Year:
(i)
unaudited Financial Statements of such Sponsor Entity for such fiscal quarter;
(ii)
each Compliance Certificate as required by clause (c) (Compliance Certificates) below; and

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(iii)
with respect to the Sponsor only, true and correct copies of bank statements of the Sponsor and such other evidence as may be required by DOE to demonstrate the Sponsor’s compliance with the Minimum Liquidity Requirement pursuant to this Section 7.01 (Financial Covenants).
(c)
Compliance Certificates. Concurrently with any delivery of Financial Statements pursuant to this Section 7.02 (Financial Statements), a certificate (a “Compliance Certificate”) of a Financial Officer of the relevant Sponsor Entity substantially in the form of the document attached as Exhibit A (Form of Compliance Certificate), which certificate shall:
(i)
until the Sponsor Cut-Off Date and with respect to the Sponsor only, set forth computations in reasonable detail satisfactory to DOE demonstrating whether or not the Sponsor is in compliance with the Minimum Liquidity Requirement and Section 7.01 (Financial Covenants) and, if the Sponsor is not in compliance with the Minimum Liquidity Requirement, include a reasonably detailed description of how the Sponsor will raise additional capital in an aggregate amount sufficient to meet its obligations in accordance with the Base Case Financial Model during such period, which proposal shall be reasonably satisfactory to DOE;
(ii)
certify that no Default or Event of Default has occurred, or, if such certification cannot be made, the nature and period of existence of such Default or Event of Default and what corrective action such Sponsor Entity has taken or proposes to take with respect thereto; and
(iii)
in the case of each Compliance Certificate delivered concurrently with annual Financial Statements pursuant to Section 7.02(a) (Annual Financial Statements):
(A)
certify that such Financial Statements fairly present, in all material respects, the financial condition of such Sponsor Entity as at the dates indicated and the results of its operations and its cash flows for the periods indicated, in each case in conformity with the Designated Standard applied on a basis consistent with prior years;
(B)
either confirm that there has been no material change in the information set forth in the Schedules attached hereto since the date thereof or the date of the most recent certificate delivered pursuant to this Section 7.02 (Financial Statements) or, if such confirmation cannot be made, identify such changes; and
(C)
contain a written statement stating any material changes, if any, within the Designated Standard used to prepare the applicable Financial Statements or in the application thereof since the date of the previous certification and describing the effect of any such changes on such Financial Statements accompanying such certificate.

Section 7.03 Notices. Promptly, but in any event within five (5) Business Days after any Borrower Affiliate obtains Knowledge thereof or information pertaining thereto, such Borrower Affiliate shall furnish or cause to be furnished to DOE, at such Borrower Affiliate’s expense, by an Acceptable Delivery Method, and if requested by FFB or DOE on behalf of FFB, to FFB by email to FFB_Admin@treasury.gov, with a reproduction of the signatures where required, written notice of the

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following items; provided, that these notices may be satisfied if provided by the Borrower pursuant to the LARA:

(a)
any change to the board of directors of any Borrower Affiliate (in the case of the Sponsor, until the Sponsor Cut-Off Date);
(b)
any management letter or other material communications received by any Borrower Affiliate (in the case of the Sponsor, until the Sponsor Cut-Off Date) from the Sponsor’s Auditor in relation to its financial, accounting and other systems, management or accounts or the Project;
(c)
any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect (provided, that if such notice is delivered under the LARA, such delivery shall satisfy the requirements in this Section 7.03(c) (Notices));
(d)
any Adverse Proceeding pending or threatened against or affecting any Borrower Affiliate, any of their respective property or any other third party that could reasonably be expected to impact the Project (provided, that if any such notice of any Adverse Proceeding is delivered under the LARA, such delivery shall satisfy the requirements in this Section 7.03(d) (Notices)); and
(e)
any event that constitutes a Default or Event of Default, specifying the nature thereof, together with a certificate of a Responsible Officer of such Borrower Affiliate indicating the steps such Borrower Affiliate has taken or proposes to take to remedy the same (provided, that if any such notice is delivered under the LARA, such delivery shall satisfy the requirements in this Section 7.03(e) (Notices)).

Section 7.04 Other Information. At its own expense, each Borrower Affiliate shall furnish or cause to be furnished to DOE by an Acceptable Delivery Method, and, if requested by FFB or DOE on behalf of FFB, with a reproduction of the signatures where required, the following items:

(a)
Information Pertaining to Banks Providing Equity Support L/Cs. As soon as available, but, in any event, no later than one (1) Business Day after any Sponsor Entity (in the case of the Sponsor, until the Sponsor Cut-Off Date) obtains Knowledge that any bank issuing any Equity Support L/C delivered pursuant to this Agreement has ceased to be an Acceptable Bank.
(b)
KYC. Any change in the information provided prior to the Execution Date that would result in a change to the list of KYC Parties; provided, that information regarding entities that are shareholders of the Sponsor’s shareholders shall be limited to information that is publicly available or otherwise available to the Sponsor.
(c)
Other Information. Promptly upon request (and in the case of the Sponsor, until the Sponsor Cut-Off Date), such other information or documents as DOE reasonably requests.

Section 7.05 Existence; Conduct of Business.

(a)
Each Borrower Affiliate shall maintain and preserve:
(i)
its legal existence; and

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(ii)
all of its licenses, rights, privileges and franchises material to the conduct of its business and the Project.
(b)
Except as otherwise permitted hereunder, each Borrower Affiliate shall, and shall cause each Borrower Affiliate that is its Subsidiary to, preserve and maintain good and marketable title to or leasehold interest in or rights to all of its property, including its Collateral.
(c)
The Sponsor shall cause the Direct Parent to fully comply with the restrictions set forth in Section 4.01 (Prohibition on Transfers of Equity Interests) and Section 4.01(e) (Each Sponsor Entity shall notify DOE promptly upon receipt of any request to register or record any Transfer, direct or indirect, of Equity Interests in the Borrower, the Direct Parent or the Subsidiary Guarantor, as applicable, or any other transaction in respect of such Equity Interests, together with the details of such request, to the extent that such Transfer or other transaction would be inconsistent with the provisions of this Article IV (Retention of Equity Interests).
(d)
Effect of Prohibited Transfers).
(e)
The Direct Parent shall cause the Borrower to fully comply with the restrictions set forth in Section 4.01 (Prohibition on Transfers of Equity Interests) and Section 4.01(e) (Each Sponsor Entity shall notify DOE promptly upon receipt of any request to register or record any Transfer, direct or indirect, of Equity Interests in the Borrower, the Direct Parent or the Subsidiary Guarantor, as applicable, or any other transaction in respect of such Equity Interests, together with the details of such request, to the extent that such Transfer or other transaction would be inconsistent with the provisions of this Article IV (Retention of Equity Interests).
(f)
Effect of Prohibited Transfers).

Section 7.06 Books, Records and Inspections; Accounting and Auditing Matters.

(a)
Each Borrower Affiliate shall, and shall cause each Borrower Affiliate that is its Subsidiary to:
(i)
keep proper records and books of account in which full, true and correct entries in accordance with the Designated Standard and all Applicable Laws are made in respect of all dealing and transactions relating to the business and activities of itself and each such Borrower Affiliate ;
(ii)
maintain adequate internal controls, reporting systems, IT Systems and cost control systems that are designed to ensure that itself and each such Borrower Affiliate satisfies its obligations under the Financing Documents and:
(A)
for overseeing the financial operations of itself and each such Borrower Affiliate, including its cash management, accounting and financial reporting;
(B)
for overseeing its and each such Borrower Affiliate’s relationship with DOE and the Sponsor’s Auditor;

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(C)
for promptly identifying any Cost Overruns;
(D)
for maintaining such records as are necessary to facilitate an effective and accurate audit and performance evaluation of the Project as required by the Program Requirements; and
(E)
for compliance with securities, corporate and other applicable law regarding adoption of a code of ethics and auditor independence; and
(iii)
record, store, maintain, and operate its records, systems, controls, data and information using means (including any electronic, mechanical or photographic process, whether computerized or not) that are under its exclusive ownership and direct control (including all means of access thereto and therefrom).
(b)
Each Borrower Affiliate shall, and shall cause each of its Subsidiaries that is a Borrower Affiliate to:
(i)
consult and cooperate with the Secured Parties and the Secured Party Advisors regarding the Project upon DOE’s request;
(ii)
permit officers and designated representatives of Secured Parties, any agent of any of the foregoing, and the Secured Party Advisors to visit and inspect the Project and any other facilities and properties of itself and each such Borrower Affiliate;
(iii)
provide to officers and designated representatives of the Secured Parties, any agent of any of the foregoing, the Comptroller General and the Secured Party Advisors:
(A)
access to any of its pertinent books, documents, papers and records of itself and each such Borrower Affiliate for the purpose of audit, examination, inspection and monitoring upon reasonable notice and at reasonable times during normal business hours, and to examine and discuss the affairs, finances and accounts of itself and each such Borrower Affiliate with the representatives of itself and each such Borrower Affiliate; and
(B)
such access rights as are required by the Program Requirements, including access to the Project Site and ancillary facilities (and allowing the officers and designated representatives of the Secured Parties and the Comptroller General to discuss its each such Borrower Affiliate’s and and its Subsidiaries’ affairs, finances and accounts with its and each such Borrower Affiliate’s officers) for the purpose of monitoring the performance of the Project;
(iv)
afford proper facilities for such inspections, and shall make copies (at the Sponsor’s expense) of any records that are subject to such inspection; and
(v)
subject to the Borrower’s protection of confidential information and Trade Secrets described in Section 7.02(b) (Protection of Project IP) of the LARA, make available to the Secured Parties all information related to the Project, including all patents, technology and proprietary rights owned or controlled by, or licensed to, itself and each such Borrower Affiliate and utilized in the development, design, engineering, procurement, construction, starting up, commissioning, operation or

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maintenance of the Project, as may be reasonably necessary in order to determine the technical progress, soundness of financial condition, compliance with Environmental Law, adequacy of health and safety conditions and all other matters with respect to the Project.
(c)
Until the Sponsor Cut-Off Date, the Sponsor shall:
(i)
authorize the Sponsor’s Auditor to communicate directly with DOE, FFB and the Comptroller General at any time regarding any Agreed-Upon Procedures Report and its accounts and operations relating thereto; and
(ii)
in the event that Sponsor’s Auditor should cease to be the auditor of the Sponsor for any reason, promptly, but in any event no later than five (5) Business Days after the occurrence thereof, notify DOE of such change in Sponsor’s Auditor and the reason therefor, and it shall appoint and maintain another firm of independent public accountants that satisfy the conditions set forth herein to qualify as its Sponsor’s Auditor.
(d)
Each of the Direct Parent and, until the Sponsor Cut-Off Date, the Sponsor, shall disclose in writing to its outside auditors and audit committee and shall promptly, but in any event no later than five (5) Business Days, provide copies thereof to DOE of:
(i)
any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial information; and
(ii)
any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

Section 7.07 Compliance with Applicable Laws. Each Borrower Affiliate shall, and shall cause each of its Subsidiaries that is a Borrower Affiliate to:

(a)
comply with, and conduct its business, operations, assets, equipment, property, leaseholds, and other facilities in compliance with (i) all Environmental Laws and all Required Borrower Affiliate Approvals and (ii) subject to clause (b) below, in all material respects with all other Applicable Law (including securities laws (including Rule S-K 1300 of the SEC));
(b)
comply with all applicable requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and all Sanctions, and maintain proper operating and credit policies and procedures (including, “know your customer” and anti-money laundering policies) to ensure, inter alia, proper credit, risk and conflicts of interest management in connection therewith;
(c)
procure all applicable Required Borrower Affiliate Approvals at or prior to such time as they are required or necessary, and maintain and comply with all such Required Borrower Affiliate Approvals; and

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(d)
ensure that the Project is operated in compliance with all applicable Environmental Laws and that the Project is not operated in any manner that would pose a hazard to public health or safety or to the environment, including all reclamation requirements in respect of the Project Site.

Section 7.08 Compliance with Debarment Regulations. Each Borrower Affiliate shall, and shall cause each of its Subsidiaries that is a Borrower Affiliate to, provide prompt written notice (including a brief description) to DOE if at any time it learns that the representations made with respect to Debarment Regulations were erroneous when made or have become erroneous by reason of changed circumstances.

Section 7.09 Tax, Duties, Expenses and Liabilities.

(a)
Each Borrower Affiliate shall pay or cause to be paid on or before the date payment is due:
(i)
all Taxes (including stamp taxes), duties, fees, Secured Party Expenses, or other charges payable on or in connection with the execution, issue, delivery, registration, or notarization, or for the legality, validity, or enforceability, of the Transaction Documents to which such Borrower Affiliate is a party (other than those Taxes that it is contesting in accordance with the Permitted Contest Conditions); provided, that such Borrower Affiliate shall promptly pay any valid, final judgment rendered upon the conclusion of any relevant Adverse Proceeding enforcing any Tax and cause it to be satisfied of record; and
(ii)
all claims, levies or liabilities (including claims for labor, services, materials and supplies) for sums that have become due and payable and that have or, if unpaid, might become a Lien (other than a Permitted Lien) upon the Property of such Borrower Affiliate (or any part thereof).
(b)
Each Borrower Affiliate shall file all tax returns required by Applicable Laws to be filed by it and shall pay or cause to be paid on or before the date payment is due:
(i)
all income Taxes required to be paid by it; and
(ii)
all other material Taxes and assessments required to be paid by it (other than those Taxes that it contests in accordance with the Permitted Contest Conditions).
(c)
Each Borrower Affiliate shall duly and punctually pay and discharge its obligations in respect of any Permitted Indebtedness when due, subject to the terms and conditions of this Agreement and the other Financing Documents.

Section 7.10 Public Statements. Each Borrower Affiliate shall, and shall cause each of its Subsidiaries that is a Borrower Affiliate to, coordinate with DOE in connection with all public statements regarding the Project; provided, that this covenant shall not apply to advertisements and shall not restrict announcements by the Sponsor that:

(a)
do not involve the Project or the financing thereof by DOE;
(b)
are required by Applicable Law or national stock exchange rules; or

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(c)
are routinely made to Governmental Authorities.

Section 7.11 Compliance with Program Requirements. Each Borrower Affiliate shall, and shall cause each of its Subsidiaries that is a Borrower Affiliate to, comply with all applicable Program Requirements in connection with the Project.

Section 7.12 Lobbying Requirements. Each Borrower Affiliate shall, and shall cause each of its Subsidiaries that is a Borrower Affiliate to, comply with all requirements of 31 U.S.C. § 1352, as amended, including the requirement that no proceeds of any Advance be expended by any Borrower Entity to pay any Person for influencing or attempting to influence an officer or employee of any federal agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress, or an employee of a member of the U.S. Congress in connection with the making of the Loan or any other action described in 31 U.S.C. § 1352(a)(2).

Section 7.13 Cargo Preference Act. Each Borrower Affiliate shall, and shall cause each of its Subsidiaries that is a Borrower Affiliate to, comply with the Cargo Preference Act of 1954, as amended, and all related implementing regulations with respect to the Project, unless it has entered into an agreement with the United States Maritime Administration with respect to such compliance, in which case it shall comply with such agreement.

Section 7.14 ERISA. Each Borrower Affiliate shall (and shall cause each its respective ERISA Affiliates to):

(a)
maintain all Employee Benefit Plans that are presently in existence or may, from time to time, come into existence, in compliance with the terms of any such Employee Benefit Plan, ERISA, the Code and all other Applicable Laws; and
(b)
make or cause to be made contributions to all Employee Benefit Plans in a timely manner and, with respect to Pension Plans and Multiemployer Plans, in a sufficient amount to comply with the requirements of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code.

Section 7.15 Direct Parent’s Activities. The Sponsor shall:

(a)
cause the Direct Parent not to, and the Direct Parent shall not, enter into any business, operations or activities other than:
(i)
holding all of the Equity Interests of the Borrower;
(ii)
the performance of its obligations in connection with the Financing Documents;
(iii)
activities incidental to the consummation of the transactions contemplated therein; and
(iv)
activities incidental to the maintenance and continuance of each of the foregoing; and
(b)
cause the Direct Parent not to, and the Direct Parent shall not, own or acquire any assets (other than Equity Interests of the Borrower, Permitted Subordinated Loans to the Borrower, cash and Cash Equivalents) or incur any liabilities or permit to be created on its property any Liens (other than liabilities under and Liens created by the Financing

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Documents, subordinated loan and other liabilities expressly permitted to be incurred by it by the terms hereof and liabilities imposed by law, including tax liabilities and other liabilities incidental to its existence and business and activities permitted by this Agreement).

Section 7.16 Proper Legal Form. Each Borrower Affiliate shall take all action required by Applicable Law or, in the reasonable opinion of DOE, advisable, to ensure that each Transaction Document to which it is a party remains in full force and effect and in proper legal form for the enforcement thereof against it in the jurisdiction applicable to the performance of its obligations thereunder.

Section 7.17 Performance of Obligations. Each Borrower Affiliate (in the case of the Sponsor, until the Sponsor Cut-Off Date) shall:

(a)
perform and observe all (i) of its material covenants and obligations contained in any Required Borrower Affiliate Approval or any Major Project Document to which it is a party and (ii) of its covenants and obligations in any Project Document to which it is a party that is not a Major Project Document, to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect;
(b)
take all commercially reasonable and necessary action to prevent the termination, suspension, cancellation or major modification of any Required Borrower Affiliate Approval or any Financing Document or any Project Document to which it is a party (except, with respect to any Project Document to which it is a party that is not a Major Project Document, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect), except for:
(i)
the expiration of any Financing Document, any Required Borrower Affiliate Approval or any Project Document in accordance with its terms and not as a result of a breach or default thereunder by such Borrower Affiliate; and
(ii)
the termination or cancellation of any Project Document that such Borrower Affiliate replaces as permitted under the applicable Financing Document.

Section 7.18 Know Your Customer Information. Each Borrower Affiliate shall provide DOE and the Collateral Agent any information reasonably requested or required by DOE or the Collateral Agent under or in connection with International Compliance Directives and Anti-Money Laundering Laws.

Section 7.19 Bankruptcy Remoteness.

(a)
Each of the Direct Parent and the Subsidiary Guarantor shall ensure that it remains a bankruptcy-remote, single-purpose entity at all times and shall do all things necessary to maintain its corporate existence separate and apart from any other Borrower Entity.
(b)
Each Sponsor Entity shall ensure that each of the other Borrower Entities do all things necessary to maintain their corporate existences separate and apart from any other Person other than each other Borrower Entity.

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Section 7.20 Prohibited Persons.

(a)
If any Principal Person of any Borrower Affiliate becomes (whether through a transfer or otherwise) a Prohibited Person, such Borrower Affiliate shall remove or replace such Principal Person with a Person or entity reasonably acceptable to DOE within thirty (30) days from the date that such Borrower Affiliate knew or should have known that such Principal Person became a Prohibited Person.
(b)
If any Borrower Affiliate or, to such Borrower Affiliate’s Knowledge, any Major Project Participant that is a party to any Major Project Document to which a Borrower Affiliate is a party or any of their respective Principal Persons becomes (whether through a transfer or otherwise) a Prohibited Person, within thirty (30) days of obtaining actual knowledge that such Person has become a Prohibited Person, such Borrower Affiliate shall engage and continue to engage in good faith discussions with DOE regarding the removal or replacement of such Person or, if such removal or replacement is not reasonably feasible, the implementation of other mitigation measures acceptable to DOE.
(c)
The internal management and accounting practices and controls of each Borrower Affiliate shall at all times be adequate to ensure that each Borrower Affiliate and each Principal Person thereof:
(i)
does not become a Prohibited Person; and
(ii)
complies with all applicable International Compliance Directives.

Section 7.21 International Compliance Directives.

(a)
Each Borrower Affiliate shall, and shall cause each of its Subsidiaries that is a Borrower Affiliate to, comply with all International Compliance Directives.
(b)
If any Principal Person of any Borrower Affiliate fails to comply with any International Compliance Directive, such Borrower Affiliate shall remove or replace such Principal Person with a Person or entity reasonably acceptable to DOE within thirty (30) days from the date that such Borrower Affiliate knew or should have known of such violation; provided, that in the case where a Principal Person fails to comply with any International Compliance Directive, such removal or replacement by such Borrower Affiliate pursuant to this Section 7.21 (International Compliance Directives) shall occur only to the extent permitted by applicable Sanctions or otherwise authorized by OFAC.
(c)
If any Borrower Affiliate or, to such Borrower Affiliate’s Knowledge, any Major Project Participant that is a party to any Major Project Document to which a Borrower Affiliate is a party or any of their respective Principal Persons fails to comply with any applicable International Compliance Directive, such Borrower Affiliate shall, within thirty (30) days of obtaining actual knowledge that such Person has so failed to comply, engage and continue to engage in good faith discussions with DOE regarding the removal or replacement of such Person or, if such removal or replacement is not reasonably feasible, the implementation of other mitigation measures.

Section 7.22 Audit Reports. At its own expense, until the Sponsor Cut-Off Date, the Sponsor shall furnish or cause to be furnished to DOE by an Acceptable Delivery Method, with a reproduction of the signatures where required, and as soon as available, but, in any event, within ten (10) Business Days

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after the receipt thereof by the Sponsor, copies of all other material annual or interim reports submitted to the Sponsor by the Sponsor’s Auditor.

Section 7.23 Adverse Proceedings; Defense of Claims. Each Borrower Affiliate (in the case of the Sponsor, until the Sponsor Cut-Off Date) shall provide DOE with rights to review, with appropriate restrictions to protect against the waiver of any relevant privileges, including any attorney-client privilege, controlled by such Borrower Affiliate, drafts of any submissions that such Borrower Affiliate has prepared for filing in any court or with any regulatory body in connection with material proceedings to which such Borrower Affiliate is or is seeking to become a party; provided, that this obligation shall not apply to any such proceedings between any Borrower Affiliate and any Secured Party.

Section 7.24 Further Assurances.

(a)
Each Borrower Affiliate shall execute and deliver, from time to time, as reasonably requested by DOE or the Collateral Agent at its own expense, such other documents as shall be necessary or advisable or that DOE and the Collateral Agent may reasonably request in connection with the rights and remedies of DOE and the Collateral Agent granted or provided for by the Transaction Documents and to consummate the transactions contemplated therein.
(b)
Each Borrower Affiliate shall, at its own expense, take all actions that have been or shall be requested by DOE, the Collateral Agent or that it knows are necessary to establish, maintain, protect, perfect and continue the perfection of the First Priority (subject to Permitted Liens) security interests of the Secured Parties created by the Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required or reasonably requested to enable any appropriate Secured Party to effect any such action.

Section 7.25 Intellectual Property.

(a)
Acquisition and Maintenance of Project IP. Each Borrower Affiliate shall, and shall cause each of its Subsidiaries that is a Borrower Affiliate to, acquire and at all times maintain ownership of, or obtain and maintain rights (including under the Project IP Agreements) to use, all Intellectual Property that:
(i)
such Borrower Affiliate uses to develop, design, engineer, procure, construct, startup, commission, own, operate and maintain the Project and to complete the activities designated to be completed to achieve Project Completion;
(ii)
such Borrower Affiliate sublicenses or otherwise makes available to the Borrower; or
(iii)
with respect to any Borrower Entity, is necessary to exercise its respective rights and perform their respective obligations under the Major Project Documents.

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(b)
Protection of Project IP. Each Borrower Affiliate shall, and shall cause each of its Subsidiaries that is a Borrower Affiliate to, take all commercially reasonable steps to:
(i)
protect, enforce, preserve and maintain its rights, title or interests in and to the Project IP, including:
(A)
preserving its rights and licenses under the Project IP Agreements; and
(B)
maintaining and pursuing any application, registration or issuance for Project IP owned by it, which it, in its reasonable business judgment, believes should be maintained and pursued;
(ii)
protect the secrecy and confidentiality of all confidential information and Trade Secrets included in the Project IP, or with respect to which it has any confidentiality obligation, including by requiring all current and former employees, consultants, licensees, vendors and contractors to execute appropriate confidentiality agreements; and
(iii)
comply in all material respects with the terms and conditions of the Project IP Agreements and any other agreement granting a license to material Intellectual Property used in the Project. If:
(A)
any Project IP owned by it, or licensed under any Project IP Agreement by or to it, becomes, as applicable:
(1)
abandoned, lapsed, dedicated to the public or placed in the public domain;
(2)
invalid or unenforceable; or
(3)
subject to any adverse action or proceeding before any intellectual property office or registrar; and
(B)
the foregoing, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, then, after any Borrower Affiliate obtains Knowledge thereof, it shall notify DOE thereof in accordance with Section 8.03(g) (Notices) of the LARA.
(c)
Protection Against Infringement. In the event that any Borrower Affiliate has Knowledge of any breach or violation of any of the terms or conditions of any Project IP Agreement or that any material Project IP owned by it or any other Borrower Affiliate is infringed, misappropriated or otherwise violated by any Person, it shall:
(i)
take actions or inactions that are, in its reasonable judgment, appropriate under the circumstances (taking into account Applicable Law with respect to such infringement, misappropriation or other violation), and protect its and their rights in such Project IP; and
(ii)
after it obtains Knowledge of such infringement, misappropriation or other violation, notify, or shall cause each of its Subsidiaries that is a Borrower Entity to notify, DOE thereof in accordance with Section 8.03(g) (Notices) of the LARA.

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(d)
Notice of Alleged Infringement. In the event that any Borrower Affiliate has Knowledge of any Adverse Proceeding in which it is alleged that it, any other Borrower Entity, their respective businesses, or the development, design, engineering, procurement, construction, starting up, commissioning, ownership, operation, use or maintenance of the Project, is infringing, misappropriating or otherwise violating any Intellectual Property of any Person, such Borrower Affiliate shall, or shall cause each of its Subsidiaries that is a Borrower Entity to:
(i)
take actions that are, in its reasonable business judgment, appropriate under the circumstances to avoid or avert a Material Adverse Effect; and
(ii)
after it obtains Knowledge thereof, report, or shall cause each of its Subsidiaries that is a Borrower Entity to report, such notice or communication relating thereto to DOE in accordance with Section 8.03(g) (Notices) of the LARA.
(e)
License Grant. Each Borrower Affiliate hereby grants, and shall cause each of its Subsidiaries that is a Borrower Affiliate and each licensor of Project IP to grant or otherwise permit to grant (whether directly or indirectly through any Borrower Entity), as applicable, effective as of or prior to the Execution Date or if acquired later, upon such acquisition date, but enforceable:
(i)
during the continuance of an Event of Default;
(ii)
upon an enforcement and transfer of ownership in any Borrower Entity; or
(iii)
upon any bankruptcy or insolvency action involving any Borrower Entity, the right to the Secured Parties to use, assign or sublicense, for no additional consideration, the rights in the Project IP to practice, reproduce, distribute, modify, improve, make, display, perform, create derivative works of, access and utilize the Project IP.
(f)
Source Code License. With respect to any and all Project Source Code, the Sponsor shall, and shall cause each applicable Borrower Affiliate to, at the Sponsor’s cost and expense upon execution of any Project IP Agreement containing Source Code, enter into a Source Code escrow agreement for the benefit of the Secured Parties with the Collateral Agent and DOE and comply with the Source Code Agreement Requirements.

Section 7.26 PUHCA. The Sponsor shall, and shall cause each other Borrower Affiliate to, ensure that (a) it does not become subject to, or is exempt from, regulation as a “holding company” under PUHCA in accordance with 18 C.F.R. § 366.3; or (b) has notified FERC of its status as a “holding company” under 18 C.F.R. § 366.4 or is an “associate company” under 18 C.F.R. § 366.1, and is in material compliance with all relevant requirements of PUHCA, the FPA, and FERC’s regulations. In addition, the Sponsor shall, and shall cause each Borrower Affiliate to, ensure that either it is (i) not subject to, or is exempt from, rate, financial, and/or organizational regulation as a “public utility”, “public service company”, “electric company” or similar entity under the laws of any State or territory of the United States in which the Project is located (provided, that the Sponsor and each other Borrower Affiliate is, or may be, subject to regulation of contracting or marketing by a public utility commission) or (ii) subject to such rate, financial and/or organizational regulation and compliant in all material respects with the laws of the relevant State or territory of the United States and the regulations of the PUCN.

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Section 7.27 KVP Mining Claims. Subject to any Disposition of the Subsidiary Guarantor by the Borrower in accordance with Schedule 9.03 (Specified Permitted Dispositions) of the LARA:

(a)
the Subsidiary Guarantor shall maintain the KVP Mining Claims claimed by the Subsidiary Guarantor in good standing in material compliance with all Applicable Laws, including payment of all fees and assessments corresponding to such KVP Mining Claims, which the Subsidiary Guarantor shall pay in full at least thirty (30) days prior to any deadlines and make all filings or recordings required or advisable under Applicable Laws;
(b)
the Subsidiary Guarantor shall notify DOE promptly upon making any payments corresponding to such KVP Mining Claim fees and assessments, and any filings or recordings relating to such KVP Mining Claims, and provide to DOE evidence of the fees and assessments paid and a copy of the reports filed and recorded; and
(c)
the Subsidiary Guarantor shall also keep in good order the data related to such KVP Mining Claims. Such data shall include surveys, maps, plans, specifications, drill core samples, assays, books, records, studies, assessments, models, interpretations and copies of drill logs, reports or other information of any kind and in any format (including in electronic format) relating to such KVP Mining Claims.

Article VIII

NEGATIVE COVENANTS

Each Borrower Affiliate, as applicable, covenants and agrees for the benefit of the Secured Parties that, unless otherwise agreed in writing with DOE, and until the Release Date:

Section 8.01 Merger; Disposition; Transfer or Abandonment.

(a)
The Sponsor shall not permit any Change of Control to occur.
(b)
The Direct Parent shall not permit any Change of Control to occur.
(c)
Each Borrower Affiliate shall not, and shall not agree to:
(i)
enter into any transaction of merger or consolidation without the prior written consent of DOE, unless, in the case of the Sponsor, such transaction occurs after the Sponsor Cut-Off Date and the Sponsor is the surviving entity; or
(ii)
transfer or release (other than as expressly permitted by the Financing Documents) the Collateral.

Section 8.02 Liens. No Borrower Affiliate (in the case of the Sponsor, until the Sponsor Cut-Off Date) shall, and each Borrower Affiliate (in the case of the Sponsor, until the Sponsor Cut-Off Date) shall not agree to, create, assume or otherwise permit to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired, or in any proceeds or income therefrom, other than Permitted Liens.

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Section 8.03 Restrictions on Indebtedness and Certain Capital Transactions.

(a)
Indebtedness. No Borrower Affiliate (in the case of the Sponsor, until the Sponsor Cut-Off Date) shall, and each Borrower Affiliate (in the case of the Sponsor, until the Sponsor Cut-Off Date) shall cause each of its Subsidiaries that is a Borrower Affiliate not to, directly or indirectly:
(i)
incur, create, guarantee, assume, permit to exist or otherwise become liable for any Indebtedness (including any Acceptable Credit Support), except for, in the case of the Sponsor and the Subsidiary Guarantor, Permitted Indebtedness; or
(ii)
without the prior written consent of DOE, other than pursuant to the Offtake Agreement, incur any liabilities to third parties in order to sell (including pursuant to any contract) Product.
(b)
Capital Expenditures. Neither the Direct Parent nor the Subsidiary Guarantor shall make any Capital Expenditures. Until the Sponsor Cut-Off Date, the Sponsor shall not make any Capital Expenditures other than (i) to the extent made in accordance with the Transaction Documents or (ii) to the extent the Sponsor has raised capital above the Minimum Liquidity Requirement on or prior to entering into any binding legal agreements to make such Capital Expenditures; provided that any Capital Expenditure made by the Sponsor pursuant to this clause (b)(ii) shall not be made unless the Sponsor has delivered to DOE a certificate of a Responsible Officer of the Sponsor certifying that (x) it has cash on hand in excess of the then-applicable Minimum Liquidity Requirement and specifying the amount of such excess cash, (y) no Event of Default has occurred and is continuing, or would result from the making of such Capital Expenditure and (z) such Capital Expenditure is not in respect of any Cost Overruns nor are there any Cost Overruns reasonably anticipated to be incurred except to the extent such anticipated Cost Overruns have been fully funded by the Sponsor or the funds on deposit in the Construction Contingency Reserve Account are sufficient to pay in full for such Cost Overruns.
(c)
Investments. The Direct Parent shall not make any Investments except for Permitted Investments. The Subsidiary Guarantor shall not make any Investments. Until the Sponsor Cut-Off Date, the Sponsor shall not make any Investments with the amounts required for the Minimum Liquidity Requirement other than to the extent made in accordance with the Transaction Documents; provided that any Investment made by the Sponsor pursuant to this clause (c) shall not be made unless the Sponsor has delivered to DOE a certificate of a Responsible Officer of the Sponsor certifying that (x) it has cash on hand in excess of the then-applicable Minimum Liquidity Requirement and specifying the amount of such excess cash, (y) no Event of Default has occurred and is continuing, or would result from the making of such Investment and (z) such Investment is not in respect of any Cost Overruns nor are there any Cost Overruns reasonably anticipated to be incurred except to the extent such anticipated Cost Overruns have been fully funded by the Sponsor or the funds on deposit in the Construction Contingency Reserve Account have not been used in full.
(d)
Leases. Neither the Direct Parent nor the Subsidiary Guarantor shall enter into any Lease of any property or equipment of any kind (including by sale-leaseback or otherwise).

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(e)
Redemption or Transfer or Issuance of Stock. Neither the Direct Parent nor the Subsidiary Guarantor shall, and the Direct Parent shall cause each of its Subsidiaries that is a Borrower Affiliate not to:
(i)
redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its outstanding Equity Interests (or any options or warrants issued by such Borrower Entity with respect to its Equity Interests) or set aside any funds for any of the foregoing; and
(ii)
issue or transfer any Equity Interests to any other Person other than in accordance with this Agreement,

except to the extent otherwise permitted under the Financing Documents.

(f)
Tax Credits. No Borrower Affiliate shall, and shall cause each of its Subsidiaries that is a Borrower Affiliate not to:
(i)
carry out any Disposition or transfer (including any monetization) of any Tax Credits to which any Borrower Entity is entitled, other than to the extent (A) implemented on arm’s-length basis terms, (B) such Disposition or transfer complies with Section 6418 of the Code and (C) the proceeds of which are deposited into the Revenue Account; or
(ii)
receive direct payment of such Tax Credits other than to the extent (A) such payment complies with Section 6417 of the Code and (B) the proceeds of which are deposited into the Revenue Account.

No tax equity investment related to such Tax Credits shall be permitted without the prior written consent of DOE.

Section 8.04 Permitted Subordinated Loan.

(a)
No Sponsor Entity shall, and the Sponsor Entities shall cause each of their respective Affiliates (other than the Borrower and the Subsidiary Guarantor) not to, make any loans or other advances or otherwise extend credit (other than pursuant to the Major Project Documents or other Affiliate transactions as set forth on Schedule 6.13(e) (Affiliate Transactions) to the LARA, in each case, existing as of the date hereof or entered into with DOE’s prior written consent, and complete, true and correct copies of which have been delivered to DOE prior to the date hereof) to any Borrower Entity other than any Permitted Subordinated Loans; provided, that, in each case, the following conditions shall be satisfied prior to the making of any Permitted Subordinated Loan:
(i)
such Permitted Subordinated Loan is subordinated in full to the rights of the Secured Parties pursuant to Article IX (Subordination) (or such other subordination agreement in form and substance satisfactory to DOE in its sole discretion);
(ii)
the rights and interests of the Borrower under such Permitted Subordinated Loan shall be pledged in favor of the Collateral Agent pursuant to the Security Agreement;

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(iii)
the rights and interests of the applicable Sponsor Entity or other party under such Permitted Subordinated Loan shall be pledged in favor of the Collateral Agent substantially on the same terms as those set forth in the Equity Pledge Agreement; and
(iv)
such Permitted Subordinated Loan is documented by a promissory note, which has been endorsed and delivered to the Collateral Agent, all in form and substance satisfactory to DOE.
(b)
The Subsidiary Guarantor shall not make any loans or other advances or otherwise extend credit to any Person, including any other Borrower Entity.

Section 8.05 Organizational Documents; Fiscal Year; Legal Form; Capital Structure; Manager. No Borrower Affiliate (in the case of the Sponsor, until the Sponsor Cut-Off Date) shall, and each Borrower Affiliate (in the case of the Sponsor, until the Sponsor Cut-Off Date) shall not permit any of its Subsidiaries that is a Borrower Entity to, except with the prior written consent of DOE, amend or modify:

(a)
its Organizational Documents that would have any adverse effect on the rights of the Secured Parties;
(b)
its Fiscal Year;
(c)
its accounting policies or reporting practices other than as required by the Designated Standard; or
(d)
its legal form or its capital structure (including to provide for the issuance of any options, warrants or other rights with respect thereto); provided, that to the extent such amendments or modifications would not result in a Change of Control, the restriction set forth in this clause (d) shall not apply in the case of the Sponsor.

Section 8.06 Acquisitions. Each Borrower Affiliate (in the case of the Sponsor until the Sponsor Cut-Off Date) shall not, and each Borrower Affiliate (in the case of the Sponsor until the Sponsor Cut-Off Date) shall cause each of its Subsidiaries that is a Borrower Affiliate not to, acquire by purchase or otherwise the business, property or fixed assets of any Person.

Section 8.07 Investment Company Act. The Subsidiary Guarantor shall not take any action that would result in the Subsidiary Guarantor being required to register as an “investment company” under the Investment Company Act or that would result in it being controlled by any Person that is or is required to be registered as an “investment company” under the Investment Company Act.

Section 8.08 Margin Regulations. The Subsidiary Guarantor shall not directly or indirectly apply any part of the proceeds of any Advance or other revenues to the purchasing or carrying of any margin stock within the meaning of Regulation T, U or X of the Board, or any regulations, interpretations or rulings thereunder, or for any purpose that violates any regulation of the Board.

Section 8.09 OFAC. No Borrower Affiliate shall, and shall cause each of its Subsidiaries that is a Borrower Affiliate not to:

(a)
(i) become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001, Blocking

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Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001)); (ii) engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such Person in any manner violative of Section 2 of such executive order; or (iii) otherwise become the subject or target of any Sanctions administered or enforced by OFAC; or
(b)
directly or indirectly use the proceeds of any Advance, or lend, contribute or otherwise make available such proceeds to any Person:
(i)
to fund any activities or business of or with any Prohibited Person or in any Prohibited Jurisdiction; or
(ii)
in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan); or
(c)
repay any portion of the Loan with any funds: (i) obtained or derived, directly or knowingly indirectly, from any business or dealings with any Prohibited Person; or (ii) constituting the proceeds of a violation of any International Compliance Directive.

Section 8.10 Debarment Regulations.

(a)
Unless authorized by DOE, each Borrower Affiliate shall not, and shall cause each of its Subsidiaries that is a Borrower Affiliate not to, knowingly enter into any transactions in connection with the construction, operation or maintenance of the Project with any Person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations.
(b)
Each Borrower Affiliate shall not, and shall cause each of its Subsidiaries that is a Borrower Affiliate not to, fail to comply with any and all Debarment Regulations in a manner that results in any Borrower Affiliate being debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any of such Debarment Regulations.

Section 8.11 Prohibited Person. Each Borrower Affiliate shall not become (whether through a transfer or otherwise) a Prohibited Person.

Section 8.12 ERISA. Each Borrower Affiliate shall not, and shall use commercially reasonable efforts to cause its respective ERISA Affiliates not to:

(a)
take any action that would result in the occurrence of an ERISA Event to the extent that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect;
(b)
allow, or permit any of their respective ERISA Affiliates to allow, the aggregate amount of Unfunded Pension Liabilities among all Employee Benefit Plans (taking into account only Employee Benefit Plans with positive Unfunded Pension Liabilities) at any time to exist where such amount could have a Material Adverse Effect; or

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(c)
fail, or permit any of their respective ERISA Affiliates to fail, to comply with ERISA or the related provisions of the Code, if any such non-compliance, singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

Section 8.13 Intellectual Property. Each Borrower Affiliate shall not (and each Borrower Affiliate shall cause each of its Subsidiaries that is a Borrower Entity and each other Major Project Participant to not) assign or otherwise transfer any right, title or interest in any Project IP:

(a)
to any Prohibited Person;
(b)
without providing advance written notice of such assignment or transfer to the Secured Parties; and
(c)
without requiring such assignee or transferee to:
(i)
as applicable:
(A)
comply with the terms and conditions of each agreement granting to it or any other Borrower Entity a license to any Project IP, and comply with the Source Code escrow terms and conditions contemplated in this Agreement; or
(B)
grant to it or any other Borrower Entity the right to freely use and sublicense, for no additional consideration, rights in the Project IP to develop, design, engineer, procure, construct, start up, commission, operate and maintain the Project and achieve Project Completion;
(ii)
demonstrate the technical experience and financial ability to maintain and develop the Project IP as required for the Project; and
(iii)
grant to the Secured Parties the following licenses effective as of the Execution Date, but enforceable:
(A)
(1) during the continuance of an Event of Default; (2) upon an enforcement and transfer of ownership in any Borrower Entity (pursuant to the Financing Documents); or (3) upon any bankruptcy or insolvency action involving any Borrower Entity or such assignee or transferee, the right to freely use and sublicense, for no additional consideration, the rights in the Project IP to develop, design, engineer, procure, construct, start up, commission, operate and maintain the Project and achieve Project Completion; and
(B)
upon occurrence of any release condition contemplated in the Source Code escrow arrangements entered into on the Execution Date, an irrevocable, perpetual, non-exclusive, transferable, sublicensable, fully paid-up and royalty-free right and license to use, reproduce, distribute, modify, improve, compile, execute, display, perform and create derivative works of any and all Source Code placed into escrow pursuant to the Financing Documents, for purposes of designing, engineering, procuring, constructing, starting up, commissioning, operating and maintaining the Project and achieving Project Completion, as applicable.

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Section 8.14 No Other Federal Funding. Each Borrower Affiliate shall not, and shall cause each of its Subsidiaries that is a Borrower Affiliate not to, use any other Federal Funding to pay any Project Costs or to repay the Loan, other than (a) the Tax Credits to which any such Borrower Affiliate is entitled and (b) the DPA Grant.

Section 8.15 Activities of the Subsidiary Guarantor. Without in any way limiting any of the other provisions of this Agreement or the other Financing Documents, subject to a Disposition of the Subsidiary Guarantor by the Borrower in accordance with Schedule 9.03 (Specified Permitted Dispositions) of the LARA:

(a)
the Subsidiary Guarantor shall not enter into any business, operations or activities other than:
(i)
the ownership and maintenance (but not the development or exploitation) of the KVP Mining Claims;
(ii)
the performance of its obligations in connection with the Financing Documents; and
(iii)
activities incidental to the consummation of the foregoing; and
(b)
the Subsidiary Guarantor shall not own or acquire any assets (other than the KVP Mining Claims and cash) or incur any liabilities or permit to be created on its property any Liens (other than liabilities under and Liens created by the Financing Documents and other liabilities expressly permitted to be incurred by it by the terms hereof and liabilities imposed by law, including tax liabilities and other liabilities incidental to its existence and business and activities permitted by this Agreement).

Article IX

SUBORDINATION

Section 9.01 Subordination. Notwithstanding any provision to the contrary contained in any agreement relating to Subordinated Debt, each Sponsor Entity agrees that, until the Release Date, all Subordinated Debt and any and all rights any Sponsor Entity may have to be repaid, indemnified or reimbursed by any Borrower Entity (including any rights to reimbursement pursuant to any withdrawals or transfers from any Project Account or pursuant to any Equity Support L/C), whether in consequence of the uncapitalized Equity Contributions, any Permitted Subordinated Loan, any Applicable Law or otherwise, shall be subordinated to the Secured Obligations and shall be payable solely from, and to the extent of, Restricted Payments permitted to be made by the Borrower under Section 9.04 (Restricted Payments) of the LARA.

Section 9.02 Permitted Subordinated Loan.

(a)
Each Sponsor Entity shall cause each instrument evidencing a Permitted Subordinated Loan owed to such Sponsor Entity to be endorsed with the following legend: “The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Secured Obligations (as defined in the LARA hereinafter referred to) pursuant to the Affiliate Support, Share Retention and Subordination Agreement, dated as of October 28, 2024, among Sponsor, Direct Parent, Borrower, Subsidiary Guarantor, Collateral Agent and DOE.”

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(b)
Each Borrower Affiliate shall further make the relevant notations in their accounting books to provide for the subordination of any Permitted Subordinated Loans.

Section 9.03 Interest and Fees.

(a)
No fees, interest or other charges shall be charged with respect to any Subordinated Debt other than interest permitted pursuant to clause (b) below.
(b)
Interest on any Permitted Subordinated Loan shall not exceed the lesser of:
(i)
the maximum amount permitted under Applicable Law; and
(ii)
twenty percent (20%) per annum or such greater rate as may be agreed from time to time in writing by DOE.

Section 9.04 Payments. Until the Release Date, no payment of the principal of, interest on, or fees or any amounts with respect to any Subordinated Debt other than capitalization of interest payments, by adding the amount of interest due and payable to the outstanding principal amount, shall be made at any time by the Borrower unless made as provided herein and in accordance with Section 9.04 (Restricted Payments) of the LARA.

Section 9.05 Deferral. Payments of any amount in respect of any Subordinated Debt not paid by reason of Section 9.04 (Payments) shall be deferred until such time as the same can be paid in accordance with the foregoing provisions of this Article IX Subordination). Any such deferral shall not constitute a default under such Subordinated Debt.

Section 9.06 No Acceleration. Until the Release Date, no Sponsor Entity shall (and each Sponsor Entity shall procure that none of its Affiliates, as applicable, shall) accelerate the repayment of any Subordinated Debt without the prior written consent of the Collateral Agent (acting at the instruction of the Secured Parties), except to the extent the Loans have been accelerated under the LARA (without prejudice to the subordination provisions set forth in this Article IX (Subordination).

Section 9.07 No Commencement of Any Proceeding. To the extent permitted by Applicable Law, until the Release Date, no Sponsor Entity shall (and each Sponsor Entity shall procure that none of its Affiliates, as applicable, shall) claim, demand, require or commence any action or proceeding of any kind against the Borrower (including, without limitation, bringing an action, petition or proceeding against the Borrower under any bankruptcy or similar laws of any jurisdiction, and joining in any such action, petition or proceeding) whether by the exercise of the right of set-off, counterclaim or of any similar right or otherwise howsoever, to obtain or with a view to obtaining any payment or reduction of or in respect of any Subordinated Debt or Equity Contribution; provided, that if the Collateral Agent or any other Secured Party files a claim against the Borrower for payment, each Sponsor Entity shall have the right to file a claim against the Borrower if and to the extent the filing of such claim is necessary to preserve its rights to receive payments under any Subordinated Debt; provided, further, that any such claim and right to receive any such payment under any Subordinated Debt shall, in all cases, be subordinated as set forth in this Agreement in all respects to the right of the Secured Parties to receive the irrevocable payment in full of the Secured Obligations.

Section 9.08 No Set-Off. No Sponsor Entity shall set off, counterclaim or otherwise reduce any payment obligation of such Sponsor Entity to the Borrower against any payment which is required to be deferred under the provisions of this Article IX (Subordination) until the Release Date.

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Section 9.09 Subordination in Bankruptcy. To the extent permitted by Applicable Law, upon any distribution of assets in connection with any dissolution, winding up, liquidation or reorganization of the Borrower (whether in bankruptcy, insolvency or receivership proceedings or otherwise), or upon an assignment for the benefit of creditors of the Borrower:

(a)
all Secured Obligations shall be indefeasibly paid and discharged in full before any amount on account of any Subordinated Debt is paid; and
(b)
until the Release Date, any payment or distribution of assets of the Borrower or the Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to which any Sponsor Entity would be entitled in respect of any Subordinated Debt except for the provisions of this Article IX (Subordination) shall instead be paid by the liquidator or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee, or other trustee or agent, directly to the Collateral Agent. The Collateral Agent shall be entitled to receive and collect on behalf of each Sponsor Entity any and all such payments and distributions and give acquittance therefor, and to file any claim, proof of claim or other similar instrument and take such other action (including acceptance or rejection of any plan of reorganization or arrangement) in its own name or in the name of any Sponsor Entity in respect of the Subordinated Debt as the Collateral Agent may deem necessary or advisable for the enforcement of this Article IX (Subordination); provided, that no provision of this Section 9.09(b) (Subordination in Bankruptcy) shall, or shall be construed to, impose any obligation on the Collateral Agent to take or refrain from taking any action or pursue any claim on behalf of any Sponsor Entity, and each Sponsor Entity hereby waives any claim or cause of action it may otherwise have against any Secured Party as a result of any action taken or not taken by the Collateral Agent to enforce any and all claims in respect of any amount on account of any Subordinated Debt.

Section 9.10 Rights of Subrogation. No Sponsor Entity shall, in respect of any payment or distribution made to the Collateral Agent or any other Secured Party on account of any Subordinated Debt or Equity Contribution, seek to enforce repayment, obtain the benefit of any security or exercise any other rights or legal remedies of any kind which may accrue to any Sponsor Entity against the Borrower, whether by way of subrogation, offset, counterclaim or otherwise, whether or not such rights or legal remedies arise in equity or under contract, statute or common law, in respect of such payment or distribution until the Release Date.

Section 9.11 Lien Subordination. All right, title and interest of each Sponsor Entity in, to and under each Permitted Subordinated Loan (including, for the avoidance of doubt, all right, if any, to receive payment of interest or any deferred interest on such Permitted Subordinated Loan) shall be subject to a First Priority Lien in favor of the Collateral Agent pursuant to the terms of the Security Documents.

Section 9.12 No Other Assignment. Except as permitted in accordance with this Agreement, until the Release Date no Sponsor Entity shall, without the prior written consent of the Collateral Agent, assign, transfer, encumber or otherwise dispose of all or part of its interest in any Subordinated Debt to any Person.

Section 9.13 Governing Law. Each Permitted Subordinated Loan shall be governed by the laws of the State of New York.

Section 9.14 No Amendment to Subordinated Debt. Until the Release Date, no Borrower Entity shall, without the prior written consent of DOE and notice to the Collateral Agent, terminate, amend

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or grant any waiver in respect of any document or instrument evidencing any Subordinated Debt, other than:

(a)
any non-material, administrative amendments;
(b)
any waivers of payments owed by the Borrower in respect of such Subordinated Debt; or
(c)
any amendments that reduce the principal amount of such Subordinated Debt.

Section 9.15 Amounts Held in Trust. If, prior to the Release Date for any reason whatsoever, any Sponsor Entity receives any payment or distribution contrary to the provisions of this Article IX (Subordination) (other than Restricted Payments made in accordance with Section 9.04 (Restricted Payments) of the LARA), then such Sponsor Entity shall:

(a)
hold the same in trust for the Secured Parties;
(b)
promptly notify the Collateral Agent in writing of the receipt of such payment or distribution; and
(c)
promptly pay the amount of such payment or distribution to the Collateral Agent or, if the Collateral Agent so elects, to DOE, to hold for the account of the Secured Parties. Any amount so received by the Collateral Agent or any Secured Party shall be applied towards the payment of any amount outstanding under any Financing Document, in accordance with the terms of the Accounts Agreement.

Section 9.16 Assignment and Grant of Security Interest by the Sponsor Entities.

(a)
As security for the payment, in full in cash when due, whether at stated maturity, by acceleration or otherwise of the Secured Obligations, each Sponsor Entity hereby assigns, transfers and sets over to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent (acting on behalf of the Secured Parties) a security interest in, and First Priority Lien in favor of the Collateral Agent on, all of such Sponsor Entity’s right, title and interest in, to and under the following, whether now existing or owned or hereafter acquired or arising (the “Sponsor Entity Security”) in the following (provided that such security interest shall be released upon the occurrence of the Release Date):
(i)
in respect of any Expropriation Event:
(A)
all rights of each Sponsor Entity to receive any indemnity, warranty, guaranty, liquidated damages or any other payments arising out of or in connection with any Expropriation Event;
(B)
all claims of any Sponsor Entity for damages arising out of or in connection with any Expropriation Event, including, inter alia, claims brought or that may be brought by or on behalf of any Sponsor Entity in respect of its direct or indirect ownership of Equity Interests of the Borrower or the Subsidiary Guarantor, whether pursuant to any investment protection treaty or otherwise; and
(C)
all rights of each Sponsor Entity to exercise any election or option or to make any decision or determination or to give or receive any notice,

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consent, waiver or approval or to take any other action in respect of any Expropriation Event, as well as all the rights, powers and remedies on the part of each Sponsor Entity, whether arising under any contract or by statute or at law or in equity or otherwise, arising out of or in connection with any Expropriation Event;
(ii)
all rights of any Sponsor Entity with respect to:
(A)
all present and future claims or causes of action of such Sponsor Entity arising out of or for breach of or default under any Financing Document; and
(B)
all rights, powers and remedies on the part of such Sponsor Entity whether arising under any Financing Document, by statute or at law or in equity or otherwise, arising out of any default thereunder;
(iii)
all Subordinated Debt;
(iv)
all Tax Credits to which such Sponsor Entity is entitled,; and
(v)
all Sponsor Entity Security Proceeds of any and all of the foregoing.
(b)
Each Sponsor Entity agrees that from time to time it shall promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect the assignment and security interests granted or intended to be granted hereby to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Sponsor Entity Security.
(c)
Without limiting the generality of the foregoing, each Sponsor Entity shall file, and authorizes the Secured Parties to file, as applicable, such financing or continuation statements, or amendments thereto, and shall execute and deliver such other instruments, endorsements or notices, as may be necessary or as the Collateral Agent may reasonably request from time to time, in order to perfect, ensure priority and preserve the assignments and security interests granted or purported to be granted hereby.

Section 9.17 Canadian PPSA Matters.

(a)
Each Sponsor Entity acknowledges that (i) value has been given; (ii) it has rights in the Sponsor Entity Security or the power to transfer rights in the Sponsor Entity Security to the Collateral Agent (other than after-acquired Sponsor Entity Security); (iii) it has not agreed to postpone the time of attachment of the security interest in the Sponsor Entity Security granted pursuant to Section 9.16 (Assignment and Grant of Security Interest by the Sponsor Entities); and (iv) it has received a copy of this Agreement. For greater certainty, the security interest in the Sponsor Entity Security granted pursuant to Section 9.16 (Assignment and Grant of Security Interest by the Sponsor Entities) (A) does not extend to consumer goods and (B) does not extend or apply to the last day of the term of any lease or sublease of real property or any agreement for a lease or sublease of real property.

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(b)
Each Sponsor Entity irrevocably waives, to the extent permitted by applicable law, any right to receive a copy of any financing statement or financing change statement (and any verification statement relating to the same) registered in British Columbia in respect of this Agreement or any other security agreement granted to the Collateral Agent.
(c)
Whenever the security interest granted with respect to the Sponsor Entity Security is enforceable, the Collateral Agent (acting at the instruction of the Secured Parties) may realize upon such Sponsor Entity Security and enforce any or all of its rights, remedies or proceedings authorized, permitted or not otherwise prohibited under the Canadian PPSA or otherwise by law or equity. The Collateral Agent is entitled to all of the rights, priorities and benefits afforded by the Canadian PP SA or other relevant personal property security legislation as enacted in any relevant jursidiction to perfect security interests in respect of such Sponsor Entity Security.

Article X

MISCELLANEOUS

Section 10.01 Waiver and Amendment.

(a)
No failure or delay by DOE or the other Secured Parties in exercising any right, power or remedy shall operate as a waiver thereof or otherwise impair any rights, powers or remedies of the Secured Parties. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other legal right, power or remedy.
(b)
The rights, powers or remedies provided for herein are cumulative and are not exclusive of any other rights, powers or remedies provided by law or in any other Transaction Document. The assertion or employment of any right, power or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other right, power or remedy.
(c)
Except as otherwise provided herein, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and executed by each Borrower Entity and DOE.
(d)
Any amendment to or waiver of this Agreement or any other Transaction Document or any provision hereof or thereof that constitutes a “modification” (as defined in Section 502(9) of FCRA) that increases the amount of the Credit Subsidy Cost (as calculated in accordance with FCRA and OMB Circulars A-11 and A-129) shall be subject to the availability to DOE of funds appropriated by the U.S. Congress to meet any such increase in the Credit Subsidy Cost.

Section 10.02 Right of Set-Off. In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default or any default by any Borrower Entity hereunder, each Secured Party is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to a Borrower Entity or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by such Secured Party (including by any branches and agencies of such Secured Party wherever located) to or for the credit or the account of each Borrower Entity against and on account of the Support Obligations and liabilities of any

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Borrower Entity to such Secured Party under this Agreement. Each of DOE, FFB and each subsequent holder of the Note or any portion of the Note shall promptly notify the Borrower after any such set-off and application made by it; provided, that the failure to give such notice shall not affect the validity of such set¬off and application.

Section 10.03 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith (including any Advance Request) shall survive the execution and delivery of this Agreement and the making of the Advances under the Funding Agreements.

Section 10.04 Notices. Except to the extent otherwise expressly provided herein or as required by Applicable Law, any communications, including any notices, between or among the parties hereto shall be provided using the addresses listed in Schedule A (Notices), and shall be in writing and shall be considered as properly given:

(a)
if delivered in person;
(b)
if sent by overnight delivery service for domestic delivery or international courier for international delivery;
(c)
in the event overnight delivery service or international courier service is not readily available, if mailed by first class mail (or airmail for international delivery), postage prepaid, registered or certified with return receipt requested; or
(d)
if transmitted by electronic mail, to the applicable electronic mail address set forth in Schedule A (Notices).
(e)
Notice so given shall be effective upon delivery to the addressee, except that communication or notice so transmitted by direct electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the following Business Day) on which it is validly transmitted if transmitted before 5:00 p.m. (District of Columbia time), recipient’s time, and if transmitted after that time, on the next following Business Day. Any party hereto has the right to change its address for notice under this Agreement to any other location by giving prior written notice to each of the other parties in the manner set forth hereinabove.

Section 10.05 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall engage the parties to the Financing Documents to enter in good faith negotiations to replace the invalid, illegal or unenforceable provision.

Section 10.06 Judgment Currency. Each Borrower Entity shall, to the fullest extent permitted under Applicable Law, indemnify DOE and FFB against any loss incurred by DOE or FFB, as the case may be, as a result of any judgment or order being given or made for any amount due to DOE or FFB hereunder and such judgment or order being expressed and to be paid in a Judgment Currency other than the Currency of Denomination and as a result of any variation between:

(a)
the rate of exchange at which amounts in the Currency of Denomination are converted into Judgment Currency for the purpose of such judgment or order; and

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(b)
the rate of exchange at which DOE or FFB would have been able to purchase the Currency of Denomination with the amount of the Judgment Currency actually received by DOE or FFB, as the case may be, had DOE or FFB, as the case may be, utilized the amount of Judgment Currency so received to purchase the Currency of Denomination as promptly as practicable upon receipt thereof. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant Currency of Denomination that are documented and reasonable in light of market conditions at the time of such conversion.

Section 10.07 Indemnification.

(a)
In addition to any and all rights of reimbursement, indemnification, subrogation or any other rights pursuant to this Agreement or under law or in equity, each Sponsor Entity shall pay, and shall protect, indemnify and hold harmless each Indemnified Party from and against (and shall reimburse each Indemnified Party as the same are incurred) any and all Indemnified Liabilities to which such Indemnified Party may become subject arising out of or relating to any or all of the following:
(i)
the execution or delivery of this Agreement, any Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby;
(ii)
the enforcement or preservation of any rights under this Agreement, any Transaction Document or any agreement or instrument prepared in connection herewith or therewith;
(iii)
any Loan or the use or proposed use of the proceeds thereof;
(iv)
any actual or alleged presence or Release of a Hazardous Substance, on, under or originating from any property owned, occupied or operated by any Borrower Entity or any of its Affiliates in connection with the Project, or any environmental liability related in any way to any Borrower Entity or any of its Affiliates or any of their respective owned, occupied, or operated properties and arising out of or relating to the Project; or
(v)
any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by any Borrower Entity or any of its Affiliates or otherwise, and regardless of whether any Indemnified Party is a party thereto, such clauses (j) through (v) including, to the extent permitted by Applicable Law, the fees of counsel and third-party consultants selected by such Indemnified Party incurred in connection with any investigation, litigation or other proceeding or in connection with enforcing the provisions of this Section 10.07 (Indemnification); provided, that no Borrower Entity shall have any obligation under this Section 10.07 (Indemnification) to any Indemnified Party with respect to Indemnified Liabilities to the extent they arise from the gross negligence or willful misconduct of such Indemnified Party (as determined pursuant to a final, Non-Appealable judgment by a court of competent jurisdiction). Any claims under this Section 10.07 (Indemnification) in respect of any Indemnified Liabilities are referred to

58	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

herein, collectively, as “Indemnity Claims”. This Section 10.07 (Indemnification) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(b)
All sums paid and costs incurred by any Indemnified Party with respect to any matter indemnified hereunder shall:
(i)
be added to the Secured Obligations; and
(ii)
be secured by the Security Documents.

Each Indemnified Party shall use commercially reasonable efforts to promptly notify the applicable Sponsor Entity in a timely manner of any such amounts payable by such Sponsor Entity hereunder; provided, that any failure to provide such notice shall not affect such Sponsor Entity’s obligations under this Section 10.07 (Indemnification).

(c)
Each Indemnified Party within ten (10) Business Days after the receipt by it of notice of the commencement of any action for which indemnity may be sought by it, or by any Person controlling it, from the Borrower Entities on account of the agreements contained in this Section 10.07 (Indemnification), shall notify the Borrower Entities in writing of the commencement thereof, but the failure of such Indemnified Party to so notify the Borrower Entities of any such action shall not release the Borrower Entities from any liability that it may have to such Indemnified Party.
(d)
To the extent that the undertaking in the preceding clauses of this Section 10.07 (Indemnification) may be unenforceable because it is violative of any law or public policy, and to provide for just and equitable contribution in the event of any such unenforceability (other than due to application of this Section 10.07 (Indemnification)), the Borrower Entities shall contribute the maximum portion that they are permitted to pay and satisfy under Applicable Law to the payment and satisfaction of such undertakings.
(e)
The provisions of this Section 10.07 (Indemnification) shall survive the Release Date, the foreclosure under the Security Documents and satisfaction or discharge of the Secured Obligations and shall be in addition to any other rights and remedies of any Indemnified Party.
(f)
Any amounts payable by the Borrower Entities pursuant to this Section 10.07 (Indemnification) shall be payable within the later to occur of (i) ten (10) Business Days after any Borrower Entity receives an invoice for such amounts from any applicable Indemnified Party, and (ii) five (5) Business Days prior to the date on which such Indemnified Party expects to pay such costs on account of which the Borrower Entities’ indemnity hereunder is payable, and if not paid by such applicable date shall bear interest at the Late Charge Rate from and after such applicable date until paid in full.
(g)
Each Borrower Entity shall be entitled, at its expense, to participate in the defense of any Indemnity Claim; provided, that each Indemnified Party shall have the right to retain its own counsel, at the Borrower Entities’ expense, and such participation by the Borrower Entities in the defense thereof shall not release any Borrower Entity of any liability that it may have to the applicable Indemnified Party. Any Indemnified Party against whom any Indemnity Claim is made shall be entitled to compromise or settle any such Indemnity Claim; provided, that a Borrower Entity shall not be liable for any such compromise or

59	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

settlement effected without its prior written consent unless, in the case of an Indemnified Party that is a branch or agency of the United States federal government only, (i) such Indemnified Party is required by law (other than any regulation issued by DOE or FFB, unless DOE or FFB, as the case may be, is required pursuant to Applicable Law to issue regulations requiring it to compromise or settle such Indemnity Claim) to compromise or settle such Indemnity Claim and (ii) such Indemnified Party shall have provided a legal opinion to such Borrower Entity from outside counsel reasonably acceptable to such Borrower Entity that such Indemnified Party is required by law to compromise or settle such Indemnity Claim.
(h)
Upon payment of any Indemnity Claim by the Borrower Entities pursuant to this Section 10.07 (Indemnification), the Borrower Entities, without any further action, shall be subrogated to any and all claims that the applicable Indemnified Party may have relating thereto, and such Indemnified Party shall at the reasonable request and expense of the Borrower Entities cooperate with the Borrower Entities and give at the reasonable request and expense of the Borrower Entities such further assurances as are reasonably necessary or advisable to enable the Borrower Entities vigorously to pursue such claims.
(i)
Notwithstanding any other provision of this Section 10.07 (Indemnification), the Borrower Entities shall not be entitled to:
(i)
notice;
(ii)
participation in the defense of;
(iii)
consent rights with respect to any compromise or settlement; or
(iv)
subrogation rights, in each case, except as otherwise provided for pursuant to this Section 10.07 (Indemnification) with respect to any action, suit or proceeding against any Borrower Entity.
(j)
No Indemnified Party shall be obliged to pursue first any recovery under any other indemnity or reimbursement obligation before seeking recovery under the indemnification and reimbursement obligations of the Borrower Entities under this Agreement.

Section 10.08 Limitation on Liability.

(a)
No claim shall be made by any Borrower Entity or any of its Affiliates against any Secured Party or any of their Affiliates, directors, employees, attorneys or agents, including the Secured Party Advisors, for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Financing Documents or any act or omission or event occurring in connection therewith; and each Borrower Entity hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

60	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

(b)
Subject to clause (b)(ii) below, each Secured Party that is a party hereto acknowledges and agrees that the obligations of the Borrower Entities under this Agreement and the other Financing Documents, including with respect to the payment of the principal of or premium or penalty, if any, or interest on any Secured Obligations, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, are obligations solely of the Borrower Entities (as applicable) and shall be satisfied solely from the security and assets of the Borrower Entities and shall not constitute a debt or obligation of Affiliates of the Sponsor (other than the other Borrower Entities), nor of any past, present or future shareholders, partners, members, directors, officers, employees, agents, attorneys or representatives of the Sponsor and its Affiliates (collectively (but excluding the Sponsor Entities), the “Non-Recourse Parties”).
(i)
Each Secured Party that is a party hereto acknowledges and agrees that the Non-Recourse Parties shall not be liable for any amount payable under this Agreement or any other Financing Document, and no Secured Party shall seek a money judgment or deficiency or personal judgment against any Non-Recourse Party for payment or performance of any obligation of the Borrower Entities under this Agreement or the other Financing Documents.
(ii)
The acknowledgments, agreements and waivers set out in this Section 10.08 (Limitation on Liability) shall be enforceable by any Non-Recourse Party and are a material inducement for the execution of this Agreement and the other Financing Documents by the Borrower Entities.

The limitations on liability set forth in this Section 10.08 (Limitation on Liability) shall survive the termination of this Agreement.

Section 10.09 Successors and Assigns.

(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.
(b)
No Borrower Entity may assign or otherwise transfer (whether by operation of law or otherwise) any of its rights or obligations under this Agreement or under any other Financing Document without the prior written consent of DOE and/or FFB, as the case may be.
(c)
Each Borrower Entity acknowledges and agrees that FFB may assign: (i) any or all of its rights, benefits and obligations under the Financing Documents; and (ii) any or all of its rights and interest in, to and under the Collateral, in each case, in accordance with the provisions of the Funding Agreements as set forth in Section 11.09(c) (Successors and Assigns) of the LARA.

Section 10.10 Further Assurances and Corrective Instruments.

(a)
Each Borrower Entity shall execute and deliver, or cause to be executed and delivered, to DOE such additional documents or other instruments and shall take or cause to be taken such additional actions as DOE may require or reasonably request in writing to:
(i)
cause this Agreement to be properly executed, binding and enforceable in all relevant jurisdictions;

61	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

(ii)
perfect and maintain the priority of the Secured Parties’ security interest in all Collateral;
(iii)
enable the Secured Parties to preserve, protect, exercise and enforce all other rights, remedies or interests granted or purported to be granted under this Agreement; and
(iv)
otherwise carry out the purposes of this Agreement..
(b)
Each Borrower Entity may submit to DOE written requests for the parties to enter into, execute, acknowledge and deliver amendments or supplements hereto; it being understood that DOE shall be permitted to approve or reject all such requests in its sole discretion.

Section 10.11 Reinstatement. Where any discharge is made in whole or in part, or any arrangement is made on the faith of, any payment, security or other disposition which is avoided or must be repaid, whether upon insolvency or bankruptcy of any Borrower Entity, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Support Obligations hereunder, or any part thereof, is, pursuant to Applicable Laws, rescinded or reduced in amount, or must otherwise be restored or returned by any Secured Party. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 10.12 Governing Law; Waiver of Jury Trial.

(a)
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE FEDERAL LAW OF THE UNITED STATES. TO THE EXTENT THAT FEDERAL LAW DOES NOT SPECIFY THE APPROPRIATE RULE OF DECISION FOR A PARTICULAR MATTER AT ISSUE, IT IS THE INTENTION AND AGREEMENT OF THE PARTIES TO THIS AGREEMENT THAT THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)) SHALL BE ADOPTED AS THE GOVERNING FEDERAL RULE OF DECISION.
(b)
EACH OF THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY BORROWER ENTITY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.

62	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

Section 10.13 Submission to Jurisdiction; Etc. By execution and delivery of this Agreement, each Borrower Entity irrevocably and unconditionally:

(a)
submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of:
(i)
the courts of the United States for the District of Columbia;
(ii)
the courts of the United States in and for the Southern District of New York in New York County;
(iii)
any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found;
(iv)
the state courts of the District of Columbia and New York County; and
(v)
appellate courts from any of the foregoing;
(b)
consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)
agrees to irrevocably designate and appoint an agent satisfactory to DOE for service of process in New York under this Agreement and any other Financing Document governed by the laws of the State of New York, with respect to any action or proceeding in New York, as its authorized agent to receive, accept and confirm receipt of, on its behalf, service of process in any such proceeding. Each Borrower Entity agrees that service of process, writ, judgment or other notice of legal process upon said agent shall be deemed and held in every respect to be effective personal service upon it. Each Borrower Entity shall maintain such appointment (or that of a successor satisfactory to DOE) continuously in effect at all times while such Person is obligated under this Agreement;
(d)
agrees that nothing herein shall:
(i)
affect the right of any Secured Party to effect service of process in any other manner permitted by law; or
(ii)
limit the right of any Secured Party to commence proceedings against or otherwise sue any Borrower Entity or any other Person in any other court of competent jurisdiction, nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Applicable Laws; and
(e)
agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Support Obligations.

63	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

Section 10.14 Entire Agreement. This Agreement, including any agreement, document or instrument attached to this Agreement or referred to herein, integrates all the terms and conditions mentioned herein or incidental to this Agreement and supersedes all prior oral negotiations, agreements and understandings of the parties to this Agreement in respect of the subject matter of this Agreement made prior to the date hereof.

Section 10.15 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors and permitted assigns hereunder, any benefit or any legal or equitable right or remedy under this Agreement. FFB is an intended third party beneficiary of, with enforceable rights and remedies under, this Agreement, in respect of those provisions herein that refer to rights of or payments to FFB; provided, that in the event of any conflict between any provision of this Agreement and the Note or the Note Purchase Agreement, as between FFB and any Borrower Entity, the terms of the Note and the Note Purchase Agreement shall govern.

Section 10.16 Headings. Paragraph headings have been inserted in the Financing Documents as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of the Financing Documents and shall not be used in the interpretation of any provision of the Financing Documents.

Section 10.17 Counterparts; Electronic Signatures.

(a)
This Agreement may be executed in one or more duplicate counterparts and when executed by all of the parties shall constitute a single binding agreement.
(b)
Except to the extent Applicable Law would prohibit the same, make the same unenforceable or affirmatively requires a manually executed counterpart signature:
(i)
the delivery of an executed counterpart of a signature page of this Agreement by emailed .pdf or any other electronic means approved by DOE in writing (which may be via email) that reproduces an image of the actual executed signature page shall be as effective as the delivery of a manually executed counterpart of this Agreement; and
(ii)
if agreed by DOE in writing (which may be via email) with respect to this Agreement, the delivery of an executed counterpart of a signature page of this Agreement by electronic means that types in the signatory to a document as a “conformed signature” from an email address approved by DOE in writing (which may be via email) shall be as effective as the delivery of a manually executed counterpart of this Agreement. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

64	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

Section 10.18 No Partnership; Etc. The parties hereto intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Secured Parties, any Borrower Entity or any other Person. The Secured Parties shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of any Borrower Entity or any other Person with respect to the Project or otherwise. All obligations to pay Real Property expenses or other taxes, assessments, insurance premiums, and all other fees and expenses in connection with or arising from the ownership, operation or occupancy of the Project or any other assets and to perform all obligations under the agreements and contracts relating to the Project or any other assets shall be the sole responsibility of the Borrower Entities.

Section 10.19 Independence of Covenants. All covenants hereunder and under this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.20 Marshaling. Neither DOE nor FFB nor any other Secured Party shall be under any obligation to marshal any assets in favor of any Borrower Entity or any other Person or against or in payment of any or all of the Guaranteed Obligations.

Section 10.21 Concerning the Collateral Agent. The Collateral Agent, in executing and acting under this Agreement, shall be entitled to all of the rights, privileges, protections, indemnities and immunities accorded to the Collateral Agent under the Accounts Agreement, as if the same were fully and specifically set forth herein, mutatis mutandis.

65	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

[Remainder of Page Intentionally Left Blank]

66	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

IN WITNESS WHEREOF, the Borrower Entities, the Collateral Agent and DOE have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

[Signature Page — Thacker Pass Affiliate Support, Share Retention and Subordination Agreement]

SIGNATORIES

LITHIUM AMERICAS CORP., a British Columbia corporation, as Sponsor

By:	/s/Pablo Mercado
Name:	Pablo Mercado
Title:	Executive Vice President and Chief Financial Officer

[Signature Page — Thacker Pass Affiliate Support, Share Retention and Subordination Agreement]

1339480 B.C. LTD., a British Columbia corporation, as Direct Parent

By:	/s/Pablo Mercado
Name:	Pablo Mercado
Title:	Director, Chief Financial Officer

[Signature Page — Thacker Pass Affiliate Support, Share Retention and Subordination Agreement]

LITHIUM NEVADA CORP., a Nevada corporation, as Borrower

By:	/s/Pablo Mercado
Name:	Pablo Mercado
Title:	Director & Treasurer

[Signature Page — Thacker Pass Affiliate Support, Share Retention and Subordination Agreement]

KV PROJECT LLC, a Nevada limited liability company, as Subsidiary Guarantor

By:	/s/Pablo Mercado
Name:	Pablo Mercado
Title:	Authorized Signatory

[Signature Page — Thacker Pass Affiliate Support, Share Retention and Subordination Agreement]

U.S. DEPARTMENT OF ENERGY, an agency of the Federal Government of the United States of America, in its own capacity

By:	/s/Hernan T. Cortes
Name:	Hernan T. Cortes
Title:	Director, Loan Guarantee Origination Division
Loan Programs Office

[Signature Page — Thacker Pass Affiliate Support, Share Retention and Subordination Agreement]

CITIBANK, N.A., Not in its individual capacity, but solely, as Collateral Agent acting through its Agency and Trust Division

By:	/s/Marion Zinowski
Name:	Marion Zinowski
Title:	Senior Trust Officer

[Signature Page — Thacker Pass Affiliate Support, Share Retention and Subordination Agreement]

Exhibit A: Form of Compliance Certificate

[***]

Exhibit A-1 Appendix B-1	Thacker Pass – Affiliate Suport, Share Retention and Subordinatiom Agreement

Exhibit B: Form of Letter of Credit

[***]

Exhibit B-1	Thacker Pass – ASA Form of Equity Support L/C

Schedule A: Notices

NOTICE ADDRESSES

If to the Collateral Agent:

Citibank, N.A.
388 Greenwich Street
New York, NY 10013
Attn: Agency & Trust
Email: [***]
(with a copy which shall not constitute notice to [***])
Phone: [***]

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
One Vanderbilt Ave.
New York, NY 10017
Attn: Andrew Silverstein
Email: [***]

and with a copy to DOE (which copy shall not constitute notice).

If to the Borrower:

Lithium Nevada Corp.
5310 Kietzke Lane, Suite 200
Reno, Nevada 89511
Attn: General Manager
Email: [***]

If to the Sponsor:

Lithium Americas Corp.
Suite 3260 - 666 Burrard Street
Vancouver, British Columbia V6C 2X8
Canada
Attn: General Counsel
Email: [***]

If to the Direct Parent:

1339480 B.C. Ltd.
Suite 3260 - 666 Burrard Street
Vancouver, British Columbia V6C 2X8
Canada
Attn: General Counsel
Email: [***]

Schedule A-1	Thacker Pass – Affiliate Support, Share Retention and Subordination Agreement

If to the Subsidiary Guarantor:

KV Project LLC
5310 Kietzke Lane, Suite 200
Reno, Nevada 89511
Attn: General Manager
Email: [***]

If to DOE:

United States Department of Energy
Loan Programs Office
1000 Independence Avenue, SW
Washington, D.C. 20585
Attention: Director, Portfolio Management
Email: [***]
Re: Thacker Pass (LPO Loan Number A1034)

with a copy to (which copy shall not constitute notice):

Allen Overy Shearman Sterling US LLP
599 Lexington Avenue
New York, NY 10022
Attention: Paul Epstein and Robert O’Leary
Email: [***]

Schedule A-2	Thacker Pass – Affiliate Support, Share Retention and Subordination Agreement

Schedule B: Capitalization Table

Holder of Equity Interests	Type of Equity Interest	Percentage of Equity Interests Held
General Motors Co.	Common shares	6.91%
GFL International Co., Ltd.	Common shares	6.91%

Schedule B-1	Thacker Pass – Affiliate Support, Share Retention and Subordination Agreement

Schedule C: Location of Books and Records

Location of each Borrower Affiliate’s books and records:

Suite 3260 - 666 Burrard Street
Vancouver, British Columbia V6C 2X8
Canada

Location of each Borrower Affiliate’s chief executive offices and chief operating offices:

5310 Kietzke Lane
Suite 200
Reno, Nevada 89511

Schedule C-1	Thacker Pass – Affiliate Support, Share Retention and Subordination Agreement